Exhibit 99.1

SIMON PROPERTY GROUP

EARNINGS RELEASE & SUPPLEMENTAL INFORMATION
UNAUDITED THIRD QUARTER 2016

(1)
Includes reconciliation of consolidated net income to funds from operations.

3Q 2016 SUPPLEMENTAL	1

EARNINGS RELEASE

Contacts:		FOR IMMEDIATE RELEASE
Tom Ward	317-685-7330 Investors
Les Morris	317-263-7711 Media

SIMON PROPERTY GROUP REPORTS THIRD QUARTER 2016 RESULTS
AND RAISES FULL YEAR 2016 GUIDANCE

INDIANAPOLIS, October 26, 2016 - Simon, a global leader in retail real estate, today reported results for the quarter ended September 30, 2016.

RESULTS FOR THE QUARTER

•
Net income attributable to common stockholders was $504.7 million, or $1.61 per diluted share, as compared to $420.0 million, or $1.36 per diluted share, in the prior year period.

•
Funds from Operations ("FFO") was $976.0 million, or $2.70 per diluted share, as compared to $918.7 million, or $2.54 per diluted share, in the prior year period, an increase of 6.3%.

RESULTS FOR THE NINE MONTHS (1)

•
Net income attributable to common stockholders was $1.441 billion, or $4.61 per diluted share, as compared to $1.432 billion, or $4.62 per diluted share, in the prior year period. Net income attributable to common stockholders in the prior year period included a non-cash gain of $206.9 million, or $0.57 per diluted share, solely related to Klépierre's issuance of additional shares of its common stock to complete its acquisition of Corio N.V. and $80.2 million, or $0.22 per diluted share, related to a gain upon sale of marketable securities.

•
Funds from Operations ("FFO") was $2.881 billion, or $7.97 per diluted share, as compared to $2.705 billion, or $7.46 per diluted share, in the prior year period, an increase of 6.8%. Funds from Operations in the prior year period included the aforementioned $0.22 per diluted share gain upon sale of marketable securities.

•
Growth in comparable FFO per diluted share for the nine months ended September 30, 2016 was 10.1%.

"We continue to strengthen our retail real estate platform through transformative redevelopments such as our recently opened expansion at King of Prussia and selected new developments including the highly anticipated Clarksburg Premium Outlets which will open tomorrow and serve the greater Washington D.C. market," said David Simon, Chairman and Chief Executive Officer. "Based upon our results to date and expectations for the remainder of 2016, we are once again increasing our full-year 2016 guidance."

(1)
For a reconciliation of FFO and net income per diluted share on a comparable basis, please see Footnote I of the Footnotes to Unaudited Financial Information.

3Q 2016 SUPPLEMENTAL	2

EARNINGS RELEASE

U.S. MALLS AND PREMIUM OUTLETS OPERATING STATISTICS

•
Occupancy was 96.3% at September 30, 2016 compared to 96.1% at September 30, 2015.

•
Base minimum rent per square foot was $50.76 at September 30, 2016, an increase of 4.5% compared to the prior year period.

•
Releasing spread per square foot for the trailing 12-months ended September 30, 2016 was $6.71, an increase of 10.9%.

PORTFOLIO NET OPERATING INCOME ("NOI") AND COMPARABLE PROPERTY NOI

Total portfolio NOI growth for the nine months ended September 30, 2016 was 7.3%. Total portfolio NOI includes comparable property NOI, NOI from new development, redevelopment, expansion and acquisitions, NOI from international properties and our share of NOI from investments. Comparable property NOI growth for the nine months ended September 30, 2016 was 3.5%.

DIVIDENDS

Today Simon's Board of Directors declared a quarterly common stock dividend of $1.65 per share. The dividend will be payable on November 30, 2016 to stockholders of record on November 16, 2016. The Company will pay $6.50 per share in common stock dividends in 2016, a 7.4% increase year-over-year.

Simon's Board of Directors also declared the quarterly dividend on its 8 3/8% Series J Cumulative Redeemable Preferred Stock (NYSE: SPGPrJ) of $1.046875 per share, payable on December 30, 2016 to stockholders of record on December 16, 2016.

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DEVELOPMENT ACTIVITY

During the quarter, we completed the transformation of King of Prussia, serving the Greater Philadelphia region, which includes the completion of a 155,000 square foot expansion that connects the Plaza and the Court. The expansion adds 50 new retail and dining storefronts and increases the mall's footprint to 2.6 million square feet, further elevating this top retail attraction and the second-largest shopping center in the United States.

In the fourth quarter, we will open two significant new development projects:

•
On October 27th, Clarksburg Premium Outlets will open with 392,000 square feet of high-quality, name brand stores. Simon owns a 66% interest in this center.

•
On November 3rd, the 500,000 square foot retail component to Brickell City Centre in Miami, Florida will open. Simon owns a 25% interest in this center. Simon will lease and manage this center.

Construction continues on six other new development projects scheduled to open in 2017, including:

•
The Shops at Clearfork (Fort Worth, Texas) is scheduled to open in September. Simon owns a 45% interest in this project.

•
Provence Designer Outlet (Miramas, France) is scheduled to open in April. Simon owns a 90% interest in this project.

•
Siheung Premium Outlets (Siheung (Seoul), South Korea) is scheduled to open in May. Simon owns a 50% interest in this project.

•
Genting Highlands Premium Outlets (Kuala Lumpur, Malaysia) is scheduled to open in May. Simon owns a 50% interest in this project.

•
Norfolk Premium Outlets (Norfolk, Virginia) is scheduled to open in June. Simon owns a 65% interest in this project.

•
Premium Outlet Collection Edmonton IA (Edmonton, Alberta, Canada) is scheduled to open in October. Simon owns a 50% interest in this project.

Construction also continues on other significant redevelopment and expansion projects including The Westchester, The Galleria in Houston, La Plaza Mall, The Shops at Riverside and Woodbury Common Premium Outlets.

At quarter-end, redevelopment and expansion projects, including the addition of new anchors, were underway at 32 properties in the U.S. and Europe. Simon's share of the costs of all new development and redevelopment projects under construction at quarter-end was approximately $1.9 billion.

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ACQUISITIONS

In September 2016, we were part of a consortium that completed the acquisition of the global trend-focused apparel and accessories brand, Aéropostale.

FINANCING ACTIVITY

The Company was active in both the unsecured and secured credit markets through the first nine months of the year continuing to lower our effective borrowing costs and extend our maturity profile.

During the first nine months, we closed or locked rate on 25 new mortgage loans totaling approximately $4.0 billion, or the non-U.S. dollar equivalent thereof, of which Simon's share is $2.8 billion. The weighted average interest rate and term on these loans is 3.65% and 9.5 years, respectively.

As of September 30, 2016, Simon had over $6.5 billion of liquidity consisting of cash on hand, including its share of joint venture cash, and available capacity under its revolving credit facilities.

2016 GUIDANCE

The Company currently estimates net income to be within a range of $6.25 to $6.27 per diluted share for the year ending December 31, 2016 and that FFO will be within a range of $10.85 to $10.87 per diluted share.

The following table provides the reconciliation for the expected range of estimated net income available to common stockholders per diluted share to estimated FFO per diluted share:

For the year ending December 31, 2016

	LOW END	HIGH END
Estimated net income available to common stockholders per diluted share	$6.25	$6.27
Depreciation and amortization including Simon's share of unconsolidated entities	4.80	4.80
Gain upon acquisition of controlling interest, sale or disposal of assets and interests in unconsolidated entities, net	(0.20)	(0.20)

Estimated FFO per diluted share	$10.85	$10.87

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CONFERENCE CALL

Simon will hold a conference call to discuss the quarterly financial results today at 11:00 a.m. Eastern Time, Wednesday, October 26, 2016. A live webcast of the conference call will be accessible in listen-only mode at investors.simon.com. An audio replay of the conference call will be available until November 2, 2016. To access the audio replay, dial 1-855-859-2056 (international 404-537-3406) passcode 83479240.

SUPPLEMENTAL MATERIALS AND WEBSITE

Supplemental information on our third quarter 2016 performance is available at investors.simon.com. This information has also been furnished to the SEC in a current report on Form 8-K.

We routinely post important information online at our investor relations website, investors.simon.com. We use this website, press releases, SEC filings, quarterly conference calls, presentations and webcasts to disclose material, non-public information in accordance with Regulation FD. We encourage members of the investment community to monitor these distribution channels for material disclosures. Any information accessed through our website is not incorporated by reference into, and is not a part of, this document.

NON-GAAP FINANCIAL MEASURES

This press release includes FFO, FFO per share, comparable FFO per share, comparable earnings per share, portfolio net operating income growth and comparable property net operating income growth, which are financial performance measures not defined by generally accepted accounting principles in the United States ("GAAP"). Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release and in Simon's supplemental information for the quarter. FFO and comparable property net operating income growth are financial performance measures widely used in the REIT industry. Our definitions of these non-GAAP measures may not be the same as similar measures reported by other REITs.

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FORWARD-LOOKING STATEMENTS

Certain statements made in this press release may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained, and it is possible that the Company's actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: the Company's ability to meet debt service requirements, the availability and terms of financing, changes in the Company's credit rating or outlook, changes in market rates of interest and foreign exchange rates for foreign currencies, changes in value of investments in foreign entities, the ability to hedge interest rate and currency risk, risks associated with the acquisition, development, expansion, leasing and management of properties, general risks related to retail real estate, the liquidity of real estate investments, environmental liabilities, international, national, regional and local economic conditions, changes in market rental rates, security breaches that could compromise our information technology or infrastructure or personally identifiable data of customers of our retail properties, trends in the retail industry, relationships with anchor tenants, the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise, risks relating to joint venture properties, the intensely competitive market environment in the retail industry, costs of common area maintenance, risks related to international activities, including, without limitation, the impact of the United Kingdom's vote to leave the European Union, insurance costs and coverage, the loss of key management personnel, terrorist activities, changes in economic and market conditions and maintenance of our status as a real estate investment trust. The Company discusses these and other risks and uncertainties under the heading "Risk Factors" in its annual and quarterly periodic reports filed with the SEC. The Company may update that discussion in its periodic reports, but except as required by law, the Company undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

ABOUT SIMON

Simon is a global leader in retail real estate ownership, management and development and an S&P100 company (Simon Property Group) (NYSE:SPG). Our industry-leading retail properties and investments across North America, Europe and Asia provide shopping experiences for millions of consumers every day and generate billions in annual retail sales. For more information, visit simon.com.

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EARNINGS RELEASE

Simon Property Group, Inc.
Unaudited Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)

	FOR THE THREE MONTHS ENDED SEPTEMBER 30,		FOR THE NINE MONTHS ENDED SEPTEMBER 30,
	2016	2015	2016	2015
REVENUE:
Minimum rent	$842,801	$788,368	$2,483,560	$2,309,951
Overage rent	40,089	47,433	100,256	123,419
Tenant reimbursements	378,187	373,223	1,116,863	1,077,702
Management fees and other revenues	41,721	38,568	109,598	113,674
Other income	54,370	72,545	198,986	260,736

Total revenue	1,357,168	1,320,137	4,009,263	3,885,482

EXPENSES:
Property operating	120,099	115,820	327,915	315,418
Depreciation and amortization	311,757	289,360	915,956	873,243
Real estate taxes	111,727	114,145	328,656	327,519
Repairs and maintenance	23,178	21,189	72,085	73,599
Advertising and promotion	35,695	38,756	103,905	98,727
(Recovery of) provision for credit losses	(747)	(361)	7,861	6,172
Home and regional office costs	41,606	37,204	120,539	112,454
General and administrative	15,154	14,838	45,143	45,182
Other	22,508	31,599	66,875	74,025

Total operating expenses	680,977	662,550	1,988,935	1,926,339

OPERATING INCOME	676,191	657,587	2,020,328	1,959,143
Interest expense	(214,861)	(229,654)	(648,048)	(692,801)
Income and other taxes	(6,325)	(3,658)	(28,626)	(13,440)
Income from unconsolidated entities	83,374	68,221	258,990	203,289
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net	49,561	–	76,459	223,266

CONSOLIDATED NET INCOME	587,940	492,496	1,679,103	1,679,457
Net income attributable to noncontrolling interests	82,362	71,653	235,472	244,868
Preferred dividends	834	834	2,503	2,503

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$504,744	$420,009	$1,441,128	$1,432,086

BASIC AND DILUTED EARNINGS PER COMMON SHARE:
Net income attributable to common stockholders	$1.61	$1.36	$4.61	$4.62

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Simon Property Group, Inc.
Unaudited Consolidated Balance Sheets
(Dollars in thousands, except share amounts)

	SEPTEMBER 30, 2016	DECEMBER 31, 2015
ASSETS:
Investment properties, at cost	$35,154,142	$33,463,124
Less – accumulated depreciation	10,622,781	9,915,386

	24,531,361	23,547,738
Cash and cash equivalents	814,747	701,134
Tenant receivables and accrued revenue, net	626,423	624,605
Investment in unconsolidated entities, at equity	2,439,554	2,481,574
Investment in Klépierre, at equity	1,897,095	1,943,363
Deferred costs and other assets	1,359,668	1,266,768

Total assets	$31,668,848	$30,565,182

LIABILITIES:
Mortgages and unsecured indebtedness	$23,078,515	$22,416,682
Accounts payable, accrued expenses, intangibles, and deferred revenues	1,240,713	1,323,801
Cash distributions and losses in partnerships and joint ventures, at equity	1,369,842	1,368,544
Other liabilities	493,615	214,249

Total liabilities	26,182,685	25,323,276

Commitments and contingencies
Limited partners' preferred interest in the Operating Partnership and noncontrolling redeemable interests in properties	159,350	25,537
EQUITY:
Stockholders' Equity
Capital stock (850,000,000 total shares authorized, $0.0001 par value, 238,000,000 shares of excess common stock, 100,000,000 authorized shares of preferred stock):
Series J 8 3/8% cumulative redeemable preferred stock, 1,000,000 shares authorized, 796,948 issued and outstanding with a liquidation value of $39,847	43,487	43,733
Common stock, $0.0001 par value, 511,990,000 shares authorized, 319,577,068 and 314,806,914 issued and outstanding, respectively	32	31
Class B common stock, $0.0001 par value, 10,000 shares authorized, 8,000 issued and outstanding	–	–
Capital in excess of par value	9,478,309	9,384,450
Accumulated deficit	(4,349,705)	(4,266,930)
Accumulated other comprehensive loss	(115,832)	(252,686)
Common stock held in treasury, at cost, 5,347,551 and 5,394,345 shares, respectively	(427,294)	(437,134)

Total stockholders' equity	4,628,997	4,471,464
Noncontrolling interests	697,816	744,905

Total equity	5,326,813	5,216,369

Total liabilities and equity	$31,668,848	$30,565,182

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Simon Property Group, Inc.
Unaudited Joint Venture Statements of Operations
(Dollars in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015
REVENUE:
Minimum rent	$454,315	$447,790	$1,351,429	$1,325,056
Overage rent	45,064	43,669	141,591	136,191
Tenant reimbursements	222,788	203,832	645,994	597,461
Other income	55,558	55,060	169,044	170,600

Total revenue	777,725	750,351	2,308,058	2,229,308
OPERATING EXPENSES:
Property operating	139,224	135,467	401,718	398,528
Depreciation and amortization	153,420	145,351	434,620	435,615
Real estate taxes	60,853	57,767	181,790	172,818
Repairs and maintenance	17,795	15,919	56,029	53,365
Advertising and promotion	18,884	20,395	62,190	54,485
(Recovery of) provision for credit losses	(133)	(212)	5,441	2,937
Other	44,972	38,861	133,652	122,214

Total operating expenses	435,015	413,548	1,275,440	1,239,962

OPERATING INCOME	342,710	336,803	1,032,618	989,346
Interest expense	(149,704)	(147,333)	(444,485)	(443,396)
Gain on sale or disposal of assets and interests in unconsolidated entities	40,529	—	101,051	35,779

NET INCOME	$233,535	$189,470	$689,184	$581,729

THIRD-PARTY INVESTORS' SHARE OF NET INCOME	$118,291	$95,018	$337,491	$296,896

OUR SHARE OF NET INCOME	115,244	94,452	351,693	284,833
AMORTIZATION OF EXCESS INVESTMENT (A)	(21,901)	(22,884)	(70,671)	(71,426)
OUR SHARE OF GAIN ON SALE OR DISPOSAL OF ASSETS AND INTERESTS IN UNCONSOLIDATED ENTITIES, NET	(20,149)	—	(22,636)	(16,339)
OUR SHARE OF GAIN ON SALE OR DISPOSAL OF ASSETS AND INTERESTS INCLUDED IN OTHER iNCOME IN THE CONSOLIDATED FINANCIAL STATEMENTS	—	—	(36,153)	—

INCOME FROM UNCONSOLIDATED ENTITIES (B)	$73,194	$71,568	$222,233	$197,068

Note:
The above financial presentation does not include any information related to our investments in Klépierre S.A.
("Klépierre") and HBS Global Properties ("HBS"). For additional information, see footnote B.

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Simon Property Group, Inc.
Unaudited Joint Venture Balance Sheets
(Dollars in thousands)

	SEPTEMBER 30, 2016	DECEMBER 31, 2015
ASSETS:
Investment properties, at cost	$17,500,339	$17,186,884
Less — accumulated depreciation	5,890,642	5,780,261

	11,609,697	11,406,623
Cash and cash equivalents	787,140	818,805
Tenant receivables and accrued revenue, net	339,807	354,133
Deferred costs and other assets	356,659	482,024

Total assets	$13,093,303	$13,061,585

LIABILITIES AND PARTNERS' DEFICIT:
Mortgages	$14,117,650	$13,827,215
Accounts payable, accrued expenses, intangibles, and deferred revenue	871,497	985,159
Other liabilities	384,632	468,005

Total liabilities	15,373,779	15,280,379
Preferred units	67,450	67,450
Partners' deficit	(2,347,926)	(2,286,244)

Total liabilities and partners' deficit	$13,093,303	$13,061,585

OUR SHARE OF:
Partners' deficit	$(990,453)	$(854,562)
Add: Excess Investment (A)	1,828,949	1,788,749

Our net Investment in unconsolidated entities, at equity	$838,496	$934,187

Note:
The above financial presentation does not include any information related to our investments in Klépierre and HBS Global Properties. For additional information, see footnote B attached hereto.

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Simon Property Group, Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures (C)
(Amounts in thousands, except per share amounts)

Reconciliation of Consolidated Net Income to FFO	FOR THE THREE MONTHS ENDED SEPTEMBER 30,		FOR THE NINE MONTHS ENDED SEPTEMBER 30,
	2016	2015	2016	2015
Consolidated Net Income (D)	$587,940	$492,496	$1,679,103	$1,679,457
Adjustments to Arrive at FFO:
Depreciation and amortization from consolidated properties	308,392	285,490	905,768	861,570
Our share of depreciation and amortization from unconsolidated entities, including Klépierre and HBS	134,795	143,747	387,930	395,815
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net (E)	(45,162)	–	(72,060)	(223,266)
Net income attributable to noncontrolling interest holders in properties	(5,361)	(839)	(6,655)	(2,138)
Noncontrolling interests portion of depreciation and amortization	(3,271)	(895)	(9,424)	(2,726)
Preferred distributions and dividends	(1,313)	(1,313)	(3,939)	(3,939)

FFO of the Operating Partnership (G)	$976,020	$918,686	$2,880,723	$2,704,773

Diluted net income per share to diluted FFO per share reconciliation:
Diluted net income per share	$1.61	$1.36	$4.61	$4.62
Depreciation and amortization from consolidated properties and our share of depreciation and amortization from unconsolidated entities, including Klépierre and HBS, net of noncontrolling interests portion of depreciation and amortization	1.22	1.18	3.56	3.47
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net (F)	(0.13)	–	(0.20)	(0.63)

Diluted FFO per share (H)	$2.70	$2.54	$7.97	$7.46

Details for per share calculations:
FFO of the Operating Partnership (G)	$976,020	$918,686	$2,880,723	$2,704,773
Diluted FFO allocable to unitholders	(128,295)	(131,790)	(392,580)	(389,777)

Diluted FFO allocable to common stockholders	$847,725	$786,896	$2,488,143	$2,314,996

Basic and Diluted weighted average shares outstanding	314,234	309,417	312,357	310,333
Weighted average limited partnership units outstanding	47,530	51,817	49,284	52,251

Basic and Diluted weighted average shares and units outstanding	361,764	361,234	361,641	362,584

Basic and Diluted FFO per Share (H)	$2.70	$2.54	$7.97	$7.46
Percent Change	6.3%		6.8%

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Simon Property Group, Inc.
Footnotes to Unaudited Financial Information

Notes:

(A)
Excess investment represents the unamortized difference of our investment over equity in the underlying net assets of the related partnerships and joint ventures shown therein. The Company generally amortizes excess investment over the life of the related properties.

(B)
The Unaudited Joint Venture Statements of Operations do not include any operations or our share of net income or excess investment amortization related to our investments in Klépierre and HBS Global Properties. Amounts included in Footnotes D below exclude our share of related activity for our investments in Klépierre and HBS Global Properties. For further information on Klépierre, reference should be made to financial information in Klépierre's public filings and additional discussion and analysis in our Form 10-Q.

(C)
This report contains measures of financial or operating performance that are not specifically defined by GAAP, including FFO, FFO per share, comparable FFO per share and comparable EPS. FFO is a performance measure that is standard in the REIT business. We believe FFO provides investors with additional information concerning our operating performance and a basis to compare our performance with those of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

  We determine FFO based upon the definition set forth by the National Association of Real Estate Investment Trusts ("NAREIT"). We determine FFO to be our share of consolidated net income computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding gains and losses from the sales or disposals of, or any impairment charges related to, previously depreciated retail operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon economic ownership interest, and all determined on a consistent basis in accordance with GAAP.

  We have adopted NAREIT's clarification of the definition of FFO that requires it to include the effects of nonrecurring items not classified as extraordinary, cumulative effect of accounting changes, or a gain or loss resulting from the sale or disposal of, or any impairment charges relating to, previously depreciated retail operating properties. We include in FFO gains and losses realized from the sale of land, outlot buildings, marketable and non-marketable securities, and investment holdings of non-retail real estate. However, you should understand that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity.

(D)
Includes our share of:

-
Gains on land sales of $3.1 million and $0.9 million for the three months ended September 30, 2016 and 2015, respectively, and $5.2 million and $4.6 million for the nine months ended September 30, 2016 and 2015, respectively.

-
Straight-line adjustments increased minimum rent by $13.3 million and $15.0 million for the three months ended September 30, 2016 and 2015, respectively, and $44.3 million and $48.2 million for the nine months ended September 30, 2016 and 2015, respectively.

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  -
  Amortization of fair market value of leases from acquisitions increased income by $2.5 million and $3.4 million for the three months ended September 30, 2016 and 2015, respectively, and $7.3 million and $10.0 million for the nine months ended September 30, 2016 and 2015, respectively.

  -
  Debt premium amortization of $5.9 million and $5.4 million for the three months ended September 30, 2016 and 2015, respectively, and $13.9 million and $18.0 million for the nine months ended September 30, 2016 and 2015, respectively.

(E)
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities for the three and nine months ended September 30, 2016 was $49.6 million and $76.5 million, respectively. Noncontrolling interest portion of the gain for the three and nine months ended September 30, 2016 was $4.4 million.

(F)
Includes noncontrolling interests gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities of $0.01 per share for the three and nine months ended September 30, 2016.

(G)
Includes FFO of the operating partnership related to the sale of marketable securities of $80.2 million for the nine months ended September 30, 2015.

(H)
Includes Basic and Diluted FFO per share related to the sale of marketable securities of $0.22 for the nine months ended September 30, 2015.

(I)
Reconciliation of reported earnings per share to comparable earnings per share and FFO per share to comparable FFO per share:

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2016	2015	2016	2015
Reported earnings per share	$1.61	$1.36	$4.61	$4.62
Less: Gain upon sale of marketable securities	—	—	—	(0.22)
Less: Non-cash gain on equity method investment	—	—	—	(0.57)

Comparable earnings per share	$1.61	$1.36	$4.61	$3.83

Comparable earnings per share growth	18.4%		20.4%

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2016	2015	2016	2015
Reported FFO per share	$2.70	$2.54	$7.97	$7.46
Less: Gain upon sale of marketable securities	—	—	—	(0.22)

Comparable FFO per share	$2.70	$2.54	$7.97	$7.24

Comparable FFO per share growth	6.3%		10.1%

3Q 2016 SUPPLEMENTAL	14

OVERVIEW

THE COMPANY

Simon Property Group, Inc. (NYSE:SPG) is a self-administered and self-managed real estate investment trust ("REIT"). Simon Property Group, L.P., or the Operating Partnership, is our majority-owned partnership subsidiary that owns all of our real estate properties and other assets. In this package, the terms Simon, we, our, or the Company refer to Simon Property Group, Inc., the Operating Partnership, and its subsidiaries. We are engaged primarily in the ownership, development and management of retail real estate properties including Malls, Premium Outlets®, The Mills®, and International Properties. At September 30, 2016, we owned or had an interest in 227 properties comprising 189 million square feet in North America, Asia and Europe. Additionally, at September 30, 2016, we had a 20.3% ownership interest in Klépierre, a publicly traded, Paris-based real estate company, which owns shopping centers in 16 European countries.

This package was prepared to provide operational and balance sheet information as of September 30, 2016 for the Company and the Operating Partnership.

Certain statements made in this Supplemental Package may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and it is possible that our actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: our ability to meet debt service requirements, the availability and terms of financing, changes in our credit rating or outlook, changes in market rates of interest and foreign exchange rates for foreign currencies, changes in value of investments in foreign entities, the ability to hedge interest rate and currency risk, risks associated with the acquisition, development, expansion, leasing and management of properties, general risks related to retail real estate, the liquidity of real estate investments, environmental liabilities, international, national, regional and local economic conditions, changes in market rental rates, security breaches that could compromise our information technology or infrastructure or personally identifiable data of customers of our retail properties, trends in the retail industry, relationships with anchor tenants, the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise, risks relating to joint venture properties, the intensely competitive market environment in the retail industry, costs of common area maintenance, risks related to international activities, including, without limitation, the impact of the United Kingdom's vote to leave the European Union, insurance costs and coverage, the loss of key management personnel, terrorist activities, changes in economic and market conditions and maintenance of our status as a real estate investment trust. We discuss these and other risks and uncertainties under the heading "Risk Factors" in our annual and quarterly periodic reports filed with the SEC. We may update that discussion in our periodic reports, but except as required by law, we undertake no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Any questions, comments or suggestions regarding this Supplemental Information should be directed to Tom Ward, Senior Vice President of Investor Relations (tom.ward@simon.com or 317.685.7330).

REPORTING CALENDAR

Below is a list of estimated dates for future announcements of results. Dates are subject to change.

Fourth Quarter 2016	January 31, 2017
First Quarter 2017	April 27, 2017
Second Quarter 2017	July 28, 2017

3Q 2016 SUPPLEMENTAL	15

OVERVIEW

STOCK INFORMATION

The Company's common stock and one series of preferred stock are traded on the New York Stock Exchange under the following symbols:

Common Stock	SPG
8.375% Series J Cumulative Redeemable Preferred	SPGPrJ
CREDIT RATINGS
Standard & Poor's
Corporate	A	(Stable Outlook)
Senior Unsecured	A	(Stable Outlook)
Commercial Paper	A1	(Stable Outlook)
Preferred Stock	BBB+	(Stable Outlook)
Moody's
Senior Unsecured	A2	(Stable Outlook)
Commercial Paper	P1	(Stable Outlook)
Preferred Stock	A3	(Stable Outlook)

SENIOR UNSECURED DEBT COVENANTS(1)

	Required	Actual	Compliance

Total Debt to Total Assets (1)	≤65%	40%	Yes
Total Secured Debt to Total Assets (1)	≤50%	18%	Yes
Fixed Charge Coverage Ratio	>1.5X	4.8X	Yes
Total Unencumbered Assets to Unsecured Debt	≥125%	275%	Yes
(1)
Covenants for indentures dated June 7, 2005 and later. Total Assets are calculated in accordance with the indenture and essentially represent net operating income (NOI) divided by a 7.0% capitalization rate plus the value of other assets at cost.

3Q 2016 SUPPLEMENTAL	16

SELECTED FINANCIAL AND EQUITY INFORMATION
(In thousands, except as noted)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,

	2016	2015	2016	2015
Financial Highlights
Total Revenue - Consolidated Properties	$1,357,168	$1,320,137	$4,009,263	$3,885,482
Consolidated Net Income	$587,940	$492,496	$1,679,103	$1,679,457
Net Income Attributable to Common Stockholders	$504,744	$420,009	$1,441,128	$1,432,086
Basic and Diluted Earnings per Common Share (EPS)	$1.61	$1.36	$4.61	$4.62
Funds from Operations (FFO) of the Operating Partnership	$976,020	$918,686	$2,880,723	$2,704,773
Basic and Diluted FFO per Share (FFOPS)	$2.70	$2.54	$7.97	$7.46
Dividends/Distributions per Share/Unit	$1.65	$1.55	$4.85	$4.45

Stockholders' Equity Information	AS OF SEPTEMBER 30, 2016	AS OF DECEMBER 31, 2015
Limited Partners' Units Outstanding at end of period	47,527	51,814
Common Shares Outstanding at end of period	314,237	309,421

Total Common Shares and Limited Partnership Units Outstanding at end of period	361,764	361,235

Weighted Average Limited Partnership Units Outstanding	49,284	52,141
Weighted Average Common Shares Outstanding:
Basic and Diluted - for purposes of EPS and FFOPS	312,357	310,103

Debt Information
Share of Consolidated Debt	$22,936,793	$22,411,398
Share of Joint Venture Debt	6,681,764	6,692,809

Share of Total Debt	$29,618,557	$29,104,207

Market Capitalization
Common Stock Price at end of period	$207.01	$194.44
Common Equity Capitalization, including Limited Partnership Units	$74,888,789	$70,238,495
Preferred Equity Capitalization, including Limited Partnership Preferred Units	87,157	82,918

Total Equity Market Capitalization	$74,975,946	$70,321,413

Total Market Capitalization - Including Share of Total Debt	$104,594,503	$99,425,620

Debt to Total Market Capitalization	28.3%	29.3%

3Q 2016 SUPPLEMENTAL	17

NET OPERATING INCOME (NOI) COMPOSITION (1)
For the Nine Months Ended September 30, 2016

(1)
Based on our share of total NOI and does not reflect any property, entity or corporate-level debt.
(2)
Includes Klépierre, international Premium Outlets and international Designer Outlets.
(3)
Includes Lifestyle Centers.

3Q 2016 SUPPLEMENTAL	18

NET OPERATING INCOME OVERVIEW (1)
(In thousands)

	FOR THE THREE MONTHS ENDED SEPTEMBER 30,		% GROWTH	FOR THE NINE MONTHS ENDED SEPTEMBER 30,		% GROWTH

	2016	2015		2016	2015

Comparable Property NOI (2)	$1,293,386	$1,265,156	2.2%	$3,819,405	$3,691,275	3.5%
NOI from New Development, Redevelopment, Expansion and Acquisitions (3)	61,710	27,234		160,459	65,715
International Properties (4)	101,911	86,951		291,971	260,154
Our share of NOI from Investments (5)	68,784	52,086		185,714	138,747

Portfolio NOI	$1,525,791	$1,431,427	6.6%	$4,457,549	$4,155,891	7.3%
Corporate and Other NOI Sources (6)	27,071	49,760		131,687	240,203

Total NOI — See reconciliation on following page	$1,552,862	$1,481,187		$4,589,236	$4,396,094

Less: Joint Venture Partners' Share of NOI	264,515	253,198		778,588	744,467

Our Share of Total NOI	$1,288,347	$1,227,989		$3,810,648	$3,651,627

(1)
All amounts are presented at gross values unless otherwise indicated as our share.
(2)
Includes Malls, Premium Outlets, The Mills and Lifestyle Centers held as of the beginning of the prior year.
(3)
Includes total property NOI for properties undergoing redevelopment as well as incremental NOI for expansion properties not yet included in comparable properties.
(4)
Includes International Premium Outlets and International Designer Outlets.
(5)
Includes our share of NOI of Klépierre and HBS.
(6)
Includes income components excluded from Portfolio NOI and Comparable NOI (domestic lease termination income, interest income, land sale gains, straight line rent, above/below market lease adjustments), gains on sale of marketable securities, Simon management company operations, and our TMLP interests and other assets.

3Q 2016 SUPPLEMENTAL	19

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)

RECONCILIATION OF NET INCOME TO NOI

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,

	2016	2015	2016		2015
Reconciliation of NOI of consolidated entities:
Consolidated Net Income	$587,940	$492,496	$1,679,103		$1,679,457
Income and other taxes	6,325	3,658	28,626		13,440
Interest expense	214,861	229,654	648,048		692,801
Income from unconsolidated entities	(83,374)	(68,221)	(258,990)		(203,289)
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net	(49,561)	—	(76,459)		(223,266)

Operating Income	676,191	657,587	2,020,328		1,959,143
Depreciation and amortization	311,757	289,360	915,956		873,243

NOI of consolidated entities	$987,948	$946,947	$2,936,284		$2,832,386

Reconciliation of NOI of unconsolidated entities:
Net Income	$233,535	$189,470	$689,184		$581,729
Interest expense	149,704	147,333	444,485		443,396
Gain on sale or disposal of assets and interests in unconsolidated entities	(40,529)	—	(101,051)		(35,779)

Operating Income	342,710	336,803	1,032,618		989,346
Depreciation and amortization	153,420	145,351	434,620		435,615

NOI of unconsolidated entities	$496,130	$482,154	$1,467,238		$1,424,961

Add: Our share of NOI from Klépierre and HBS	68,784	52,086	185,714		138,747

Total NOI	$1,552,862	$1,481,187	$4,589,236		$4,396,094

	4.8%		4.4%	(1)

(1)
Includes $80.2 million of gains on sale of marketable securities for the nine months ended September 30, 2015.

3Q 2016 SUPPLEMENTAL	20

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)

RECONCILIATION OF FFO OF THE OPERATING PARTNERSHIP TO FUNDS AVAILABLE FOR DISTRIBUTION (OUR SHARE)

	THREE MONTHS ENDED SEPTEMBER 30, 2016	NINE MONTHS ENDED SEPTEMBER 30, 2016
FFO of the Operating Partnership	$976,020	$2,880,723
Non-cash impacts to FFO (1)	572	3,356

FFO of the Operating Partnership excluding non-cash impacts	976,592	2,884,079
Tenant allowances	(47,869)	(100,972)
Operational capital expenditures	(36,257)	(87,747)

Funds available for distribution	$892,466	$2,695,360

(1)
Non-cash impacts to FFO of the Operating Partnership include:

	THREE MONTHS ENDED SEPTEMBER 30, 2016	NINE MONTHS ENDED SEPTEMBER 30, 2016
Deductions:
Straight-line rent	$(13,306)	$(44,277)
Fair value of debt amortization	(5,872)	(13,864)
Fair market value of lease amortization	(2,455)	(7,300)
Additions:
Stock based compensation expense	12,662	38,134
Mortgage, financing fee and terminated swap amortization expense	9,543	30,663

	$572	$3,356

This report contains measures of financial or operating performance that are not specifically defined by generally accepted accounting principles (GAAP) in the United States, including FFO, FFO per share, comparable FFO per share, comparable earnings per share, funds available for distribution, net operating income (NOI), portfolio NOI, and comparable property NOI. FFO and NOI are performance measures that are standard in the REIT business. We believe FFO and NOI provide investors with additional information concerning our operating performance and a basis to compare our performance with the performance of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

The non-GAAP financial measures used in this report should not be considered as alternatives to net income as a measure of our operating performance or to cash flows computed in accordance with GAAP as a measure of liquidity nor are they indicative of cash flows from operating and financial activities. Reconciliations of other non-GAAP measures used in this report to the most-directly comparable GAAP measure are included in the tables on pages 19-21 and in the Earnings Release for the latest period.

3Q 2016 SUPPLEMENTAL	21

OTHER INCOME, OTHER EXPENSE AND CAPITALIZED INTEREST
(In thousands)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,

	2016	2015	2016	2015
Consolidated Properties
Other Income
Interest and dividend income	$4,768	$3,034	$18,465	$16,531
Lease settlement income	6,403	28,303	17,300	45,368
Gains on land sales	2,842	965	5,048	5,326
Realized gains on sale of marketable securities	–	–	–	80,187
Other (1)	40,357	40,243	158,173	113,324

Totals	$54,370	$72,545	$198,986	$260,736

Other Expense
Ground leases	$9,660	$10,215	$29,142	$28,933
Professional fees and other	12,848	21,384	37,733	45,092

Totals	$22,508	$31,599	$66,875	$74,025

Capitalized Interest	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,

	2016	2015	2016	2015
Interest Capitalized during the Period:
Our Share of Consolidated Properties	$7,765	$9,325	$25,510	$24,631
Our Share of Joint Venture Properties	$747	$1,140	$2,033	$2,417
(1)
Includes ancillary property revenues, gift cards, marketing, media, parking and sponsorship revenues, gains on sale of non-retail investments and other miscellaneous income items.

3Q 2016 SUPPLEMENTAL	22

U.S. MALLS AND PREMIUM OUTLETS OPERATING INFORMATION (1)

	AS OF SEPTEMBER 30,

	2016	2015
Total Number of Properties	179	178
Total Square Footage of Properties (in millions)	153.1	152.0
Ending Occupancy (1):
Consolidated Assets	96.5%	96.4%
Unconsolidated Assets	95.6%	95.4%
Total Portfolio	96.3%	96.1%
Total Sales per Square Foot (PSF) (2):
Consolidated Assets	$588	$604
Unconsolidated Assets	$654	$658
Total Portfolio	$604	$616
Base Minimum Rent PSF (3):
Consolidated Assets	$48.95	$47.11
Unconsolidated Assets	$56.04	$52.89
Total Portfolio	$50.76	$48.57

Releasing Activity for the Trailing Twelve Month Period Ended:

		TOTAL RENT PSF

	SQUARE FOOTAGE OF OPENINGS	OPENING RATE PSF (4)	CLOSING RATE PSF (4)	RELEASING SPREAD (4)
9/30/16	7,494,244	$67.99	$61.28	$6.71	10.9%
6/30/16	7,857,210	$69.04	$60.16	$8.88	14.8%
3/31/16	8,037,800	$68.84	$58.60	$10.24	17.5%
12/31/15	7,384,864	$69.64	$59.02	$10.62	18.0%
9/30/15	7,469,197	$70.78	$59.78	$11.00	18.4%
Occupancy Cost as a Percentage of Sales (5):
9/30/16	13.0%
6/30/16	12.7%
3/31/16	12.5%
12/31/15	12.3%
9/30/15	12.1%
(1)
Ending Occupancy is the percentage of total owned square footage (GLA) which is leased as of the last day of the reporting period. We include all company owned space except for mall anchors, mall majors, mall freestanding and mall outlots in the calculation.
(2)
Total Sales PSF is defined as total sales of the tenants open and operating in the center during the reporting period divided by the associated company owned and occupied GLA on a trailing 12-month basis. Includes tenant sales activity for all months a tenant is open within the trailing 12-month period. In accordance with the standard definition of sales for regional malls adopted by the International Council of Shopping Centers, stores with less than 10,000 square feet are included for malls and stores with less than 20,000 square feet are included for Premium Outlets for 2016.
(3)
Base Minimum Rent PSF is the average base minimum rent charge in effect for the reporting period for all tenants that would qualify to be included in Ending Occupancy as defined above.
(4)
Releasing Spread is a "same space" measure that compares opening and closing rates on individual spaces, including spaces greater than 10,000 square feet. The Opening Rate is the average of the initial cash Total Rent PSF for spaces leased during the trailing 12-month period, and includes new leases and existing tenant renewals, amendments and relocations (including expansions and downsizings). The Closing Rate is the average of the final cash Total Rent PSF as of the month the tenant terminates or closes. Total Rent PSF includes Base Minimum Rent, common area maintenance (CAM) and base percentage rent. It includes leasing activity on all spaces occupied by tenants that would qualify to be included in Ending Occupancy as defined above as long as the opening and closing dates are within 24 months of one another.
(5)
Occupancy Cost as a Percentage of Sales is the trailing 12-month Base Minimum Rent, plus all applicable ancillary charges, plus overage rent, if applicable (based on last 12 months of sales), divided by the trailing 12-month Total Sales PSF for the same tenants.

3Q 2016 SUPPLEMENTAL	23

THE MILLS AND INTERNATIONAL OPERATING INFORMATION

	AS OF SEPTEMBER 30,

	2016	2015
The Mills
Total Number of Properties	14	14
Total Square Footage of Properties (in millions)	21.0	20.9
Ending Occupancy (1)	98.4%	98.6%
Total Sales PSF (2)	$563	$570
Base Minimum Rent PSF (3)	$28.65	$26.78
Releasing Spread PSF (4)	$6.58	$11.28
Releasing Spread (Percentage Change) (4)	16.5%	29.1%

International Properties
Premium Outlets
Total Number of Properties	16	16
Total Square Footage of Properties (in millions)	5.9	5.9
Designer Outlets
Total Number of Properties	7	6
Total Square Footage of Properties (in millions)	1.5	1.3
Statistics for Premium Outlets in Japan (5)
Ending Occupancy	99.3%	99.8%
Total Sales PSF	¥ 99,527	¥ 100,557
Base Minimum Rent PSF	¥ 5,018	¥ 4,956
(1)
See footnote 1 on page 23 for definition, except Ending Occupancy is calculated on all company owned space.
(2)
See footnote 2 on page 23 for definition; calculation methodology is the same as for malls.
(3)
See footnote 3 on page 23 for definition.
(4)
See footnote 4 on page 23 for definition.
(5)
Information supplied by the managing venture partner; includes 9 properties.

3Q 2016 SUPPLEMENTAL	24

U.S. MALLS AND PREMIUM OUTLETS LEASE EXPIRATIONS (1)

YEAR	NUMBER OF LEASES EXPIRING	SQUARE FEET	AVG. BASE MINIMUM RENT PSF AT 9/30/16	PERCENTAGE OF GROSS ANNUAL RENTAL REVENUES (2)

Inline Stores and Freestanding
Month to Month Leases	527	1,630,889	$47.86	1.5%
2016 (10/1/16 - 12/31/16)	310	834,182	$43.43	0.7%
2017	2,549	8,221,834	$47.35	7.7%
2018	2,586	9,205,134	$48.34	8.6%
2019	2,052	7,780,082	$47.95	7.3%
2020	1,690	6,191,226	$50.31	6.1%
2021	1,799	7,239,351	$48.01	6.8%
2022	1,550	6,138,155	$50.11	6.0%
2023	1,720	6,572,128	$54.80	7.2%
2024	1,515	5,870,862	$57.08	6.6%
2025	1,512	5,590,561	$61.10	6.7%
2026	1,122	4,187,276	$57.30	4.7%
2027 and Thereafter	547	2,647,235	$47.98	2.6%
Specialty Leasing Agreements w/ terms in excess of 12 months	977	2,590,157	$18.90	1.0%

Anchors
2017	8	868,170	$4.74	0.1%
2018	17	2,177,984	$4.60	0.2%
2019	20	2,267,601	$4.90	0.2%
2020	25	3,008,524	$4.81	0.3%
2021	13	1,505,184	$4.72	0.1%
2022	14	1,919,614	$6.69	0.2%
2023	8	1,085,762	$9.87	0.2%
2024	11	659,968	$11.82	0.2%
2025	17	2,050,305	$9.09	0.4%
2026	4	413,455	$5.95	0.1%
2027 and Thereafter	23	3,050,830	$4.86	0.3%
(1)
Does not consider the impact of renewal options that may be contained in leases.
(2)
Annual rental revenues represent 2015 consolidated and joint venture combined base rental revenue.

3Q 2016 SUPPLEMENTAL	25

U.S. MALLS AND PREMIUM OUTLETS TOP TENANTS

Top Inline Store Tenants (sorted by percentage of total base minimum rent for U.S. properties)

TENANT	NUMBER OF STORES	SQUARE FEET (000's)	PERCENT OF TOTAL SQ. FT. IN U.S. PROPERTIES	PERCENT OF TOTAL BASE MINIMUM RENT FOR U.S. PROPERTIES

The Gap, Inc.	362	3,671	2.0%	3.4%
L Brands, Inc.	303	1,854	1.0%	2.1%
Ascena Retail Group Inc	495	2,775	1.5%	2.1%
Signet Jewelers, Ltd.	415	615	0.3%	1.6%
PVH Corporation	240	1,471	0.8%	1.5%
Abercrombie & Fitch Co.	171	1,213	0.7%	1.4%
VF Corporation	260	1,327	0.7%	1.3%
Forever 21, Inc.	81	1,318	0.7%	1.3%
Foot Locker, Inc.	253	1,080	0.6%	1.2%
Luxottica Group SPA	396	718	0.4%	1.2%

Top Anchors (sorted by percentage of total square footage in U.S. properties) (1)

TENANT	NUMBER OF STORES	SQUARE FEET (000's)	PERCENT OF TOTAL SQ. FT. IN U.S. PROPERTIES	PERCENT OF TOTAL BASE MINIMUM RENT FOR U.S. PROPERTIES

Macy's Inc.	122	23,250	12.8%	0.4%
Sears Holdings Corporation (2)	71	11,850	6.5%	0.4%
J.C. Penney Co., Inc.	70	11,370	6.3%	0.4%
Dillard's, Inc.	38	6,839	3.8%	*
Nordstrom, Inc.	28	4,679	2.6%	0.1%
Hudson's Bay Company	15	2,020	1.1%	0.1%
Dick's Sporting Goods, Inc.	28	1,909	1.1%	0.5%
Belk, Inc.	10	1,674	0.9%	0.1%
The Neiman Marcus Group, Inc.	11	1,365	0.8%	*
The Bon-Ton Stores, Inc.	8	1,081	0.6%	*
Target Corporation	6	895	0.5%	*
(1)
Includes space leased and owned by anchors in U.S. Malls; does not include Bloomingdale's The Outlet Store, Neiman Marcus Last Call, Nordstrom Rack, and Saks Fifth Avenue Off 5th.
(2)
Includes 10 stores contributed to a joint venture with Seritage.
*
Less than one-tenth of one percent.

3Q 2016 SUPPLEMENTAL	26

CAPITAL EXPENDITURES
(In thousands)

		UNCONSOLIDATED PROPERTIES

	CONSOLIDATED PROPERTIES	TOTAL	OUR SHARE
New development projects	$54,195	$396,310	$183,294
Redevelopment projects with incremental square footage and/or anchor replacement	209,521	129,680	63,591
Redevelopment projects with no incremental square footage	82,031	54,903	25,457

Subtotal new development and redevelopment projects	345,747	580,893	272,342
Tenant allowances	79,319	27,006	12,348
Operational capital expenditures at properties:
CAM expenditures (1)	43,521	27,292	13,066
Non-CAM expenditures	8,262	67,516	22,898

Totals	$476,849	$702,707	$320,654

Conversion from accrual to cash basis	100,348	51,273	23,396

Capital Expenditures for the Nine Months Ended 9/30/16 (2)	$577,197	$753,980	$344,050

Capital Expenditures for the Nine Months Ended 9/30/15 (2)	$772,850	$911,798	$367,129

(1)
Expenditures included in the pool of expenses allocated to tenants as CAM.
(2)
Agrees with the line item "Capital expenditures" on the Combined Statements of Cash Flows for the consolidated properties. No statement of cash flows is prepared for the joint venture properties; however, the above reconciliation was completed in the same manner as the reconciliation for the consolidated properties.

3Q 2016 SUPPLEMENTAL	27

DEVELOPMENT ACTIVITY SUMMARY (1)
As of September 30, 2016
(in millions, except percent)

PLATFORM PROJECT TYPE	PROJECTED GROSS COST (2)	PROJECTED NET COST (3)	OUR SHARE OF NET COST (4)	EXPECTED STABILIZED RATE OF RETURN (4)	TOTAL CONSTRUCTION IN PROGRESS	OUR SHARE OF TOTAL CONSTRUCTION IN PROGRESS
Malls
New Developments	$714	$686	$225	7%	$585	$180
Redevelopments	$1,099	$1,032	$674	7%	$528	$340

Premium Outlets
New Developments	$918	$882	$540	10%	$377	$247
Redevelopments	$446	$425	$356	9%	$250	$232
The Mills
Redevelopments	$187	$120	$101	7%	$66	$55
Totals	$3,364	$3,145	$1,896	8%	$1,806	$1,054

Notes:

(1)
Represents projects under construction; new development and redevelopment projects with budgeted gross costs in excess of $5 million; and anchor/big box/restaurant additions with budgeted gross costs in excess of $2 million. Includes both domestic and international properties.
(2)
Projected Gross Cost includes soft costs such as architecture and engineering fees, tenant costs (allowances/leasing commissions), development, legal and other fees, marketing costs, cost of capital, and other related costs.
(3)
Projected Net Cost includes cost recoveries such as land sales, tenant reimbursements, Tax Increment Financing (TIF), CAM, and other such recoveries.
(4)
Costs and returns are based upon current budget assumptions; actual costs may vary and no assurance can be given that expected returns will be achieved.

3Q 2016 SUPPLEMENTAL	28

DEVELOPMENT ACTIVITY REPORT (1)
As of September 30, 2016

PROPERTY/ LOCATION	PROJECT DESCRIPTION	ACTUAL/ PROJECTED OPENING	COMPANY'S OWNERSHIP PERCENTAGE

Malls - New Developments
Brickell City Centre - Miami, FL	500,000 SF retail development	11/16	25%
The Shops at Clearfork - Fort Worth, TX	545,000 SF retail/office development	9/17	45%

Malls - Redevelopments
Meadowood Mall - Reno, NV	Dick's Sporting Goods and redevelopment	10/16	50%
Domain, The - Austin, TX	Grand Lux Café	11/16	100%
Galleria, The - Houston, TX	Common area redevelopment	11/16	50%
Midland Park Mall - Midland, TX	Bubba's 33	11/16	100%
Northgate Mall - Seattle, WA	Addition of two-level parking deck	11/16	100%
Phipps Plaza - Atlanta, GA	319 residential units	11/16	50%
Burlington Mall - Burlington (Boston), MA	Arhaus Furniture	12/16	100%
Castleton Square Mall - Indianapolis, IN	AMC Theatre redevelopment	12/16	100%
Tacoma Mall - Tacoma (Seattle), WA	The Cheesecake Factory	12/16	100%
Barton Creek Square - Austin, TX	AMC Theatre redevelopment	1/17	100%
Copley Place - Boston, MA	Southwest corridor redevelopment	1/17	94%
Galleria, The - Houston, TX	The Webster (opened 1/16) and Yauatcha Restaurant (2/17)	2/17	50%
King of Prussia - King of Prussia (Philadelphia), PA	True Food Kitchen	4/17	100%
Westchester, The - White Plains (New York), NY	Redevelopment (11/16) including dining pavilion (4/17)	4/17	40%
Del Amo Fashion Center - Torrance (Los Angeles), CA	Dick's Sporting Goods and 9,000 SF small shops	5/17	50%
Forum Shops at Caesars, The - Las Vegas, NV	Redevelopment	5/17	100%
Galleria, The - Houston, TX	Relocation of Saks Fifth Avenue (opened 4/16), redevelopment (opened 4/16) and 105,000 SF small shop and restaurant expansion (6/17)	6/17	50%
Smith Haven Mall - Lake Grove (New York), NY	L.L. Bean	6/17	25%
Copley Place - Boston, MA	Redevelopment	9/17	94%
Shops at Riverside, The - Hackensack (New York), NJ	Redevelopment of the Saks building to include an AMC Theatre	9/17	100%
College Mall - Bloomington, IN	Redevelopment including the addition of 365 by Whole Foods, Ulta and small shops	10/17	100%

3Q 2016 SUPPLEMENTAL	29

DEVELOPMENT ACTIVITY REPORT (1)
As of September 30, 2016

PROPERTY/ LOCATION	PROJECT DESCRIPTION	ACTUAL/ PROJECTED OPENING	COMPANY'S OWNERSHIP PERCENTAGE

La Plaza Mall - McAllen, TX	Redevelopment and 221,000 SF expansion	10/17	100%
Tacoma Mall - Tacoma (Seattle), WA	Dick's Sporting Goods	10/17	100%
Aventura Mall - Miami Beach (Miami), FL	175,000 SF expansion	11/17	33%
Florida Mall, The - Orlando, FL	Redevelopment (5/17) including the transition of the Saks building to an indoor/outdoor dining pavilion (opened 6/15) and small shops (11/17)	11/17	50%

Premium Outlets - New Developments
Clarksburg Premium Outlets - Clarksburg, MD	392,000 SF upscale Premium Outlet Center	10/16	66%
Genting Highlands Premium Outlets - Kuala Lumpur, Malaysia	274,000 SF upscale Premium Outlet Center	5/17	50%
Siheung Premium Outlets - Siheung (Seoul), South Korea	399,000 SF upscale Premium Outlet Center	5/17	50%
Norfolk Premium Outlets - Norfolk, VA	332,000 SF upscale Premium Outlet Center	6/17	65%
Premium Outlet Collection Edmonton IA - Edmonton, Canada	428,000 SF upscale Premium Outlet Center	10/17	50%

Designer Outlets - New Developments
Provence Designer Outlet - Miramas, France	269,000 SF Designer Outlet Center	4/17	90%

Premium Outlets - Redevelopments
Woodbury Common Premium Outlets - Central Valley (New York), NY	Redevelopment and 63,000 SF expansion	7/17	100%
Allen Premium Outlets - Allen (Dallas), TX	Redevelopment and 123,000 SF expansion	9/17	100%

Designer Outlets - Redevelopments
Noventa Di Piave Designer Outlet - Venice, Italy	67,000 SF Phase IV expansion	11/16	90%
Roermond Designer Outlet - Roermond, Holland	125,000 SF Phase IV expansion	4/17	29%
Roermond Designer Outlet - Roermond, Holland	Tower 2 parking addition	4/17	38%

The Mills - Redevelopments
Concord Mills - Concord (Charlotte), NC	H & M	11/16	59%
Outlets at Orange, The - Orange (Los Angeles), CA	60,000 SF expansion and addition of Bloomingdale's Outlet	11/16	50%
Sawgrass Mills - Sunrise (Miami), FL	Century 21 Department Store	11/16	100%
Concord Mills - Concord (Charlotte), NC	Redevelopment	12/16	59%
Concord Mills - Concord (Charlotte), NC	13,000 SF restaurants expansion	12/16	59%
Gurnee Mills - Gurnee (Chicago), IL	Floor & Décor	12/16	100%
Grapevine Mills - Grapevine (Dallas), TX	Fieldhouse USA	2/17	59%
Sawgrass Mills - Sunrise (Miami), FL	Matchbox Restaurant	2/17	100%
Sawgrass Mills - Sunrise (Miami), FL	Redevelopment	2/17	100%
Great Mall - Milpitas (San Jose), CA	Redevelopment	3/17	100%
Sawgrass Mills - Sunrise (Miami), FL	Texas de Brazil (12/16) and Yard House (3/17)	3/17	100%
Opry Mills - Nashville, TN	Madame Tussauds	4/17	100%
Sawgrass Mills - Sunrise (Miami), FL	Addition of parking deck #1 (opened 9/16) and parking deck #2 (7/19)	7/19	100%
(1)
Projects listed represent projects that are under construction; new development and redevelopment projects with budgeted gross costs in excess of $5 million; and anchor/big box/restaurant additions with budgeted gross costs in excess of $2 million.

3Q 2016 SUPPLEMENTAL	30

U.S. ANCHOR/BIG BOX OPENINGS

PROPERTY NAME/LOCATION	PROPERTY TYPE	NEW TENANT	FORMER TENANT
Openings during the First Nine Months of 2016
Arizona Mills - Tempe (Phoenix), AZ	Mills	Legoland	Sports Authority (1)
Coddingtown Mall - Santa Rosa, CA	Mall	Nordstrom Rack	N/A
Columbia Center - Kennewick, WA	Mall	Home Goods	N/A
Cordova Mall - Pensacola, FL	Mall	B.J.'s Restaurant & Brewhouse	N/A
Fashion Centre at Pentagon, The - Arlington (Washington, DC), VA	Mall	Shake Shack	N/A
		Zara	N/A
		Matchbox Restaurant	N/A
Galleria, The - Houston, TX	Mall	The Webster	N/A
		Saks Fifth Avenue (1)	N/A
Grapevine Mills - Grapevine (Dallas), TX	Mills	Round 1 Entertainment	Polar Ice House
Haywood Mall - Greenville, SC	Mall	The Cheesecake Factory	Panera Bread (1)
Independence Center - Independence (Kansas City), MO	Mall	Dick's Sporting Goods	N/A
Ingram Park Mall - San Antonio, TX	Mall	Macy's Backstage (3)	Macy's (3)
Mall of Georgia - Buford (Atlanta), GA	Mall	Von Maur	Nordstrom
Montgomery Mall - North Wales (Philadelphia), PA	Mall	Macy's Backstage (3)	Macy's (3)
Ontario Mills - Ontario (Riverside), CA	Mills	Uniqlo	JC Five Star
Penn Square - Oklahoma City, OK	Mall	Texas de Brazil	Cantina Laredo
Potomac Mills - Woodbridge (Washington, DC), VA	Mills	Matchbox Restaurant	N/A
Rockaway Townsquare - Rockaway (New York), NJ	Mall	Macy's Backstage (3)	Macy's (3)
		Raymour & Flanigan	Sears (2)
Roosevelt Field - Garden City (New York), NY	Mall	Neiman Marcus	N/A
Shops at Nanuet, The - Nanuet, NY	Mall	Macy's Backstage (3)	Macy's (3)
South Hills Village - Pittsburgh, PA	Mall	B.J.'s Restaurant & Brewhouse	N/A
Tucson Premium Outlets - Marana (Tucson), AZ	Premium Outlets	Saks Fifth Avenue OFF 5TH	N/A
Tyrone Square - St. Petersburg (Tampa), FL	Mall	Cobb 10 Luxury Theatre	N/A
Woodland Hills Mall - Tulsa, OK	Mall	Texas de Brazil	N/A

3Q 2016 SUPPLEMENTAL	31

U.S. ANCHOR/BIG BOX OPENINGS

PROPERTY NAME/LOCATION	PROPERTY TYPE	NEW TENANT	FORMER TENANT
Openings Projected for the Remainder of 2016
Burlington Mall - Burlington (Boston), MA	Mall	Arhaus Furniture	Rainforest Café
		Primark	Sears (2)
Concord Mills - Concord (Charlotte), NC	Mills	H&M	Saks Fifth Avenue OFF 5TH
Del Amo Fashion Center - Torrence (Los Angeles), CA	Mall	Brio Tuscan Grille	N/A
Domain, The - Austin, TX	Mall	Grand Lux Café	Jasper's Restaurant
Galleria, The - Houston, TX	Mall	Shake Shack	Gregory's
Gurnee Mills - Gurnee (Chicago), IL	Mills	Floor & Décor	Shoppers World
Meadowood Mall - Reno, NV	Mall	Dick's Sporting Goods	N/A
Midland Park Mall - Midland, TX	Mall	Bubba's 33	N/A
Ontario Mills - Ontario (Riverside), CA	Mills	Ulta	Cost Plus World Market
		Restoration Hardware Outlet	Bed Bath & Beyond
Outlets at Orange, The - Orange (Los Angeles), CA	Mills	Bloomingdale's Outlet	N/A
Sawgrass Mills - Sunrise (Miami), FL	Mills	Century 21 Department Store	VF Outlet
		Texas de Brazil	N/A
Tacoma Mall - Tacoma (Seattle), WA	Mall	The Cheesecake Factory	Coldwater Creek/Sleep Number (1)

Openings Projected for 2017 and Beyond
Coddingtown Mall - Santa Rosa, CA	Mall	Crunch Fitness	Beverly's Crafts
College Mall - Bloomington, IN	Mall	Ulta	Sears
		365 by Whole Foods	Sears
		B.J.'s Restaurant & Brewhouse	N/A
Colorado Mills - Lakewood (Denver), CO	Mills	Dick's Sporting Goods	Sports Authority
Del Amo Fashion Center - Torrence (Los Angeles), CA	Mall	Dick's Sporting Goods	Macy's Home Store
		EMC Seafood	N/A

3Q 2016 SUPPLEMENTAL	32

U.S. ANCHOR/BIG BOX OPENINGS

PROPERTY NAME/LOCATION	PROPERTY TYPE	NEW TENANT	FORMER TENANT
Galleria, The - Houston, TX	Mall	Fig & Olive	Saks Fifth Avenue (1)
		Nobu	Saks Fifth Avenue (1)
		Yauatcha Restaurant	N/A
Grapevine Mills - Grapevine (Dallas), TX	Mills	Fieldhouse USA	JC Penney Outlet
Great Mall - Milpitas (San Jose), CA	Mills	Dick's Sporting Goods	Sports Authority
King of Prussia - King of Prussia (Philadelphia), PA	Mall	True Food Kitchen	N/A
		Outback Steakhouse	Sears
		Yard House	Sears
Opry Mills - Nashville, TN	Mills	Madame Tussauds	Barnes & Noble
Phipps Plaza - Atlanta, GA	Mall	Ecco Restaurant	N/A
Sawgrass Mills - Sunrise (Miami), FL	Mills	Dick's Sporting Goods	Sports Authority
		H&M	TJMaxx
		Matchbox Restaurant	N/A
		Yard House	N/A
Shops at Riverside, The - Hackensack (New York), NJ	Mall	AMC Theatre	Saks Fifth Avenue
Smith Haven Mall - Lake Grove (New York), NY	Mall	L.L. Bean	N/A
South Shore Plaza - Braintree (Boston), MA	Mall	Primark	Sears (2)
Southridge Mall - Greendale (Milwaukee), WI	Mall	Marcus Cinema	N/A
Tacoma Mall - Tacoma (Seattle), WA	Mall	Dick's Sporting Goods	Forever 21 (1)
(1)
Tenant has an existing store at this center but will relocate to a new location.
(2)
Tenant to remain in a portion of its existing space.
(3)
Tenant to operate within the current open and operating Macy's store.

3Q 2016 SUPPLEMENTAL	33

COMMON AND PREFERRED STOCK INFORMATION

                    CHANGES IN COMMON SHARE AND LIMITED PARTNERSHIP UNIT OWNERSHIP
                    For the Period December 31, 2015 through September 30, 2016

	COMMON SHARES (1)	LIMITED PARTNERSHIP UNITS (2)
Number Outstanding at December 31, 2015	309,420,569	51,814,235
Activity During the First Six Months of 2016:
Exchange of Limited Partnership Units for Common Stock	4,763,817	(4,763,817)
Treasury Shares Acquired Related to Stock Grant Recipients' Tax Obligations and Other	(20,333)	–
Restricted Stock Awards and Long-Term Incentive Performance (LTIP) Units Earned (3)	67,570	482,779

Number Outstanding at June 30, 2016	314,231,623	47,533,197

Third Quarter Activity:
Exchange of Limited Partnership Units for Common Stock	6,602	(6,602)
Treasury Shares Acquired Related to Stock Grant Recipients' Tax Obligations and Other	(708)	–

Number Outstanding at September 30, 2016	314,237,517	47,526,595

Number of Limited Partnership Units and Common Shares at September 30, 2016	361,764,112

                    PREFERRED STOCK/UNITS OUTSTANDING AS OF SEPTEMBER 30, 2016
                    ($ in 000's, except per share amounts)

ISSUER	DESCRIPTION	NUMBER OF SHARES/UNITS	PER SHARE LIQUIDATION PREFERENCE	AGGREGATE LIQUIDATION PREFERENCE	TICKER SYMBOL
Preferred Stock:
Simon Property Group, Inc.	Series J 8.375% Cumulative Redeemable (4)	796,948	$50.00	$39,847	SPGPrJ
Preferred Units:
Simon Property Group, L.P.	7.50% Cumulative Redeemable (5)	255,373	$100.00	$25,537	N/A
(1)
Excludes Limited Partnership preferred units relating to preferred stock outstanding.
(2)
Excludes units owned by the Company (shown here as Common Shares) and Limited Partnership Units not exchangeable for common shares.
(3)
Represents restricted stock awards and earned LTIP units issued pursuant to the Operating Partnership's 1998 Stock Incentive Plan, net of forfeitures.
(4)
Each share is redeemable on or after October 15, 2027. The shares are traded on the New York Stock Exchange. The closing price on September 30, 2016 was $77.32 per share.
(5)
Each preferred unit is redeemable upon the occurrence of certain tax triggering events.

3Q 2016 SUPPLEMENTAL	34

CREDIT PROFILE
(As of September 30, unless otherwise indicated)

DEBT TO TOTAL MARKET CAPITALIZATION

40%
37%
34%
31%
28%
25%
33.1%
34.8%
29.0%
29.3%
28.3%
2012
2013
2014
2015
9/30/16

SECURED DEBT TO TOTAL MARKET CAPITALIZATION

20%
19%
18%
17%
16%
15%
14%
13%
12%
11%
10%
15.6%
16.7%
13.4%
13.3%
12.5%
2012
2013
2014
2015
9/30/16

FIXED CHARGE COVERAGE

5.0
4.8
4.6
4.4
4.2
4.0
3.8
3.6
3.4
3.2
3.0
2.8
3.1
3.4
3.8
4.5
4.8
2012
2013
2014[1]
2015
TTM 9/30/16[4]

SHARE OF NET DEBT TO SHARE OF NOI

7.0
6.5
6.0
5.5
5.0
4.5
4.0
6.1
5.7
5.4
5.6
5.6
2012
2013
2014[1]
2015
TTM 9/30/16

FFO PAYOUT RATIO

70%
65%
60%
55%
50%
45%
40%
35%
30%
51%
53%
58%
61%
62%
2012
2013
2014[1] [2]
2015[3]
TTM 9/30/16[4]

WEIGHTED AVERAGE INTEREST RATE/YEARS TO MATURITY

5.05%
4.85%
4.65%
4.45%
4.25%
4.05%
3.85%
3.65%
7.0
6.0
5.0
4.0
5.01%
4.78%
4.39%
3.91%
3.69%
5.9
5.5
6.1
5.9
6.3
Interest Rate
Years to Maturity
2012
2013
2014
2015
9/30/16

(1)
Includes WPG properties NOI and FFO through the effective date of the WPG spin-off, net of transaction expenses related to the spin-off of WPG.
(2)
Includes a $0.35 per share charge for loss on extinguishment of debt.
(3)
Includes a $0.33 per share charge for loss on extinguishment of debt and $0.22 per share for gain upon sale of marketable securities.
(4)
Includes a $0.33 per share charge for loss on extinguishment of debt.

3Q 2016 SUPPLEMENTAL	35

SUMMARY OF INDEBTEDNESS
As of September 30, 2016
(In thousands)

	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Consolidated Indebtedness
Mortgage Debt
Fixed Rate	$6,014,134	$5,897,094	4.37%	6.2
Variable Rate Debt	554,150	528,911	1.93%	2.9

Total Mortgage Debt	6,568,284	6,426,005	4.17%	6.0
Unsecured Debt
Fixed Rate	15,001,367	15,001,367	3.68%	7.0
Supplemental Credit Facility - USD Currency	415,000	415,000	1.33%	3.7
Revolving Credit Facility - Yen Currency	220,012	220,012	0.80%	2.7

Total Revolving Credit Facilities	635,012	635,012	1.15%	3.4
Global Commercial Paper - USD	898,550	898,550	0.53%	0.2
Global Commercial Paper - Euro	84,147	84,147	–0.25%	0.1

Total Unsecured Debt	16,619,076	16,619,076	3.40%	6.4
Premium	27,645	27,645
Discount	(46,920)	(46,920)
Debt Issue Costs	(89,570)	(89,013)

Consolidated Mortgages and Unsecured Indebtedness (1)	$23,078,515	$22,936,793	3.61%	6.3

Joint Venture Indebtedness
Mortgage Debt
Fixed Rate	$12,123,630	$5,816,736	4.19%	6.6
Variable Rate Debt	1,618,279	728,554	2.06%	2.9
TMLP Debt (2)	435,890	163,966	–	–

Total Mortgage Debt	14,177,799	6,709,256	3.96%	6.2
Premium	3,476	1,736
Discount	–	–
Debt Issue Costs	(63,625)	(29,228)

Joint Venture Mortgages and Other Indebtedness (1)	$14,117,650	$6,681,764	3.96%	6.2

Our Share of Total Indebtedness		$29,618,557	3.69%	6.3

	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Summary of Our Share of Fixed and Variable Rate Debt
Consolidated
Fixed	95.0%	$21,790,701	3.72%	6.5
Variable	5.0%	1,146,092	1.50%	3.2

	100.0%	22,936,793	3.61%	6.3
Joint Venture
Fixed	89.2%	$5,957,489	4.19%	6.6
Variable	10.8%	724,275	2.06%	2.7

	100.0%	6,681,764	3.96%	6.2

Total Debt		$29,618,557

Total Fixed Debt	93.7%	$27,748,190	3.82%	6.5

Total Variable Debt	6.3%	$1,870,367	1.72%	3.0

(1)
Amounts give effect to outstanding derivative instruments as footnoted in the Property and Debt Information.
(2)
See footnote 21 on the Property and Debt information.

3Q 2016 SUPPLEMENTAL	36

TOTAL DEBT AMORTIZATION AND MATURITIES BY YEAR (OUR SHARE)
As of September 30, 2016
(In thousands)

Year	OUR SHARE OF UNSECURED CONSOLIDATED DEBT	WEIGHTED AVERAGE RATE OF MATURING UNSECURED CONSOLIDATED DEBT	OUR SHARE OF SECURED CONSOLIDATED DEBT	WEIGHTED AVERAGE RATE OF MATURING SECURED CONSOLIDATED DEBT	OUR SHARE OF UNCONSOLIDATED JOINT VENTURE DEBT	WEIGHTED AVERAGE RATE OF MATURING UNCONSOLIDATED JOINT VENTURE DEBT	OUR SHARE OF TOTAL DEBT	TOTAL WEIGHTED AVERAGE RATE OF MATURING DEBT

2016	982,697	0.46%	18,251	–	36,970	3.76%	1,037,918	0.52%
2017	1,307,453	2.99%	1,340,743	4.73%	249,696	4.94%	2,897,892	3.93%
2018	750,000	1.50%	49,219	–	151,636	1.84%	950,855	1.54%
2019	1,470,012	5.59%	133,945	7.79%	351,692	1.87%	1,955,649	5.44%
2020	3,006,468	3.61%	681,442	4.16%	1,265,844	3.83%	4,953,754	3.74%
2021	2,150,000	3.81%	576,078	3.93%	848,737	4.59%	3,574,815	4.02%
2022	1,441,468	2.21%	621,458	3.82%	710,457	4.11%	2,773,383	3.09%
2023	500,000	2.75%	753,485	3.82%	413,655	3.37%	1,667,140	3.40%
2024	1,500,000	3.53%	102,194	4.57%	1,074,276	4.34%	2,676,470	3.89%
2025	1,160,978	2.41%	574,251	4.31%	744,964	3.68%	2,480,193	3.23%
2026	800,000	3.30%	1,522,433	3.98%	845,206	3.76%	3,167,639	3.75%
Thereafter	1,550,000	5.40%	52,506	2.48%	16,123	4.46%	1,618,629	5.19%

Face Amounts of Indebtedness	$16,619,076	3.40%	$6,426,005	4.17%	$6,709,256	3.96%	$29,754,337	3.69%
Premiums (Discounts) on Indebtedness, Net	(46,920)		27,645		1,736		(17,539)
Debt Issue Costs	(73,708)		(15,305)		(29,228)		(118,241)

Our Share of Total Indebtedness	$16,498,448		$6,438,345		$6,681,764		$29,618,557

3Q 2016 SUPPLEMENTAL	37

PROPERTY AND DEBT INFORMATION
As of September 30, 2016

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ IN 000'S)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	Malls
1.	Apple Blossom Mall	VA	Winchester	49.1%		473,104	(2)
2.	Auburn Mall	MA	Auburn	56.4%		585,707	09/01/20		6.02%	Fixed	38,654	21,790
3.	Aventura Mall (3)	FL	Miami Beach (Miami)	33.3%		2,087,695	12/01/20		3.75%	Fixed	1,200,000	400,000
							12/30/20	(8)	2.48%	Variable	60,463	20,152
4.	Avenues, The	FL	Jacksonville	25.0%	(4)	1,112,430	02/06/23		3.60%	Fixed	110,000	27,500
5.	Bangor Mall	ME	Bangor	87.6%		652,549	10/01/17		6.15%	Fixed	80,000	70,087
6.	Barton Creek Square	TX	Austin	100.0%		1,429,494	(2)
7.	Battlefield Mall	MO	Springfield	100.0%		1,201,327	09/01/22		3.95%	Fixed	122,862	122,862
8.	Bay Park Square	WI	Green Bay	100.0%		711,918	(2)
9.	Brea Mall	CA	Brea (Los Angeles)	100.0%		1,319,431	(2)
10.	Briarwood Mall	MI	Ann Arbor	50.0%		980,024	09/01/26		3.29%	Fixed	165,000	82,500
11.	Broadway Square	TX	Tyler	100.0%		627,894	(2)
12.	Burlington Mall	MA	Burlington (Boston)	100.0%		1,317,412	(2)
13.	Cape Cod Mall	MA	Hyannis	56.4%		722,603	03/06/21		5.75%	Fixed	92,481	52,132
14.	Castleton Square	IN	Indianapolis	100.0%		1,380,203	(2)
15.	Cielo Vista Mall	TX	El Paso	100.0%		1,245,333	(2)
16.	Coconut Point	FL	Estero	50.0%		1,205,365	10/01/26		3.95%	Fixed	190,000	95,000
17.	Coddingtown Mall	CA	Santa Rosa	50.0%		821,397	07/28/21	(8)	2.18%	Variable	10,800	10,800
18.	College Mall	IN	Bloomington	100.0%		537,294	(2)
19.	Columbia Center	WA	Kennewick	100.0%		794,670	(2)
20.	Copley Place	MA	Boston	94.4%	(7)	1,255,771	(2)
21.	Coral Square	FL	Coral Springs (Miami)	97.2%		943,891	(2)
22.	Cordova Mall	FL	Pensacola	100.0%		928,709	(2)
23.	Crystal Mall	CT	Waterford	78.2%		782,930	06/06/22		4.46%	Fixed	91,585	71,606
24.	Dadeland Mall	FL	Miami	50.0%		1,498,528	12/05/21		4.50%	Fixed	429,225	214,612
25.	Del Amo Fashion Center	CA	Torrance (Los Angeles)	50.0%		2,372,839	01/20/20	(8)	2.03%	Variable	510,000	255,000
26.	Domain, The	TX	Austin	100.0%		1,234,087	08/01/21		5.44%	Fixed	192,690	192,690
27.	Dover Mall	DE	Dover	68.1%		928,185	08/06/21		5.57%	Fixed	87,314	59,452
28.	Emerald Square	MA	North Attleboro (Providence, RI)	56.4%		1,022,435	08/11/22		4.71%	Fixed	107,493	60,594
29.	Empire Mall	SD	Sioux Falls	100.0%		1,125,718	12/01/25		4.31%	Fixed	190,000	190,000
30.	Falls, The	FL	Miami	50.0%		838,458	09/01/26		3.45%	Fixed	150,000	75,000
31.	Fashion Centre at Pentagon City, The	VA	Arlington (Washington, DC)	42.5%		1,038,397	07/01/21		5.11%	Fixed	40,000	17,000
							07/01/21		4.87%	Fixed	410,000	174,250
32.	Fashion Mall at Keystone, The	IN	Indianapolis	100.0%		711,550	(2)
33.	Fashion Valley	CA	San Diego	50.0%		1,720,534	01/04/21		4.30%	Fixed	451,594	225,797
34.	Firewheel Town Center	TX	Garland (Dallas)	100.0%		998,347	(2)
35.	Florida Mall, The	FL	Orlando	50.0%		1,700,090	09/05/20		5.25%	Fixed	338,690	169,345
36.	Forum Shops at Caesars, The	NV	Las Vegas	100.0%		676,304	(2)
37.	Galleria, The	TX	Houston	50.4%		1,926,853	03/01/25		3.55%	Fixed	1,200,000	604,440

3Q 2016 SUPPLEMENTAL	38

PROPERTY AND DEBT INFORMATION
As of September 30, 2016

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ IN 000'S)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
38.	Greenwood Park Mall	IN	Greenwood (Indianapolis)	100.0%		1,288,019	(2)
39.	Haywood Mall	SC	Greenville	100.0%		1,236,842	(2)
40.	Independence Center	MO	Independence (Kansas City)	100.0%		881,980	07/10/17		5.94%	Fixed	200,000	200,000
41.	Ingram Park Mall	TX	San Antonio	100.0%		1,120,324	06/01/21		5.38%	Fixed	133,694	133,694
42.	King of Prussia	PA	King of Prussia (Philadelphia)	100.0%		2,649,662	01/01/17	(6)	7.49%	Fixed	7,456	7,456
							01/01/17	(6)	8.53%	Fixed	549	549
							01/01/17	(6)	4.50%	Fixed	50,000	50,000
43.	La Plaza Mall	TX	McAllen	100.0%		1,089,649	(2)
44.	Lakeline Mall	TX	Cedar Park (Austin)	100.0%		1,097,800	(2)
45.	Lehigh Valley Mall	PA	Whitehall	50.0%		1,180,789	07/05/20		5.88%	Fixed	127,318	63,659
46.	Lenox Square	GA	Atlanta	100.0%		1,558,328	(2)
47.	Livingston Mall	NJ	Livingston (New York)	100.0%		969,050	(2)
48.	Mall at Rockingham Park, The	NH	Salem (Boston)	28.2%		1,025,432	06/01/26		4.04%	Fixed	262,000	73,845
49.	Mall at Tuttle Crossing, The	OH	Dublin (Columbus)	50.0%		1,122,881	05/01/23		3.56%	Fixed	124,059	62,029
50.	Mall of Georgia	GA	Buford (Atlanta)	100.0%		1,818,464	(2)
51.	Mall of New Hampshire, The	NH	Manchester	56.4%		812,312	07/01/25		4.11%	Fixed	150,000	84,555
52.	McCain Mall	AR	N. Little Rock	100.0%		793,736	(2)
53.	Meadowood Mall	NV	Reno	50.0%		849,665	11/06/21		5.82%	Fixed	116,979	58,489
54.	Menlo Park Mall	NJ	Edison (New York)	100.0%		1,334,882	(2)
55.	Miami International Mall	FL	Miami	47.8%		1,082,555	02/06/24		4.42%	Fixed	160,000	76,442
56.	Midland Park Mall	TX	Midland	100.0%		621,916	09/06/22		4.35%	Fixed	79,207	79,207
57.	Miller Hill Mall	MN	Duluth	100.0%		832,526	(2)
58.	Montgomery Mall	PA	North Wales (Philadelphia)	79.4%		1,102,699	05/01/24		4.57%	Fixed	100,000	79,351
59.	North East Mall	TX	Hurst (Dallas)	100.0%		1,669,150	(2)
60.	Northgate Mall	WA	Seattle	100.0%		1,045,838	(2)
61.	Northshore Mall	MA	Peabody (Boston)	56.4%		1,591,350	07/05/23		3.30%	Fixed	257,076	144,914
62.	Ocean County Mall	NJ	Toms River (New York)	100.0%		898,525	(2)
63.	Orland Square	IL	Orland Park (Chicago)	100.0%		1,230,094	(2)
64.	Oxford Valley Mall	PA	Langhorne (Philadelphia)	85.5%		1,336,757	12/07/20		4.77%	Fixed	64,271	54,978
65.	Penn Square Mall	OK	Oklahoma City	94.5%		1,063,652	01/01/26		3.84%	Fixed	310,000	292,938
66.	Pheasant Lane Mall	NH	Nashua		(10)	979,426	(2)
67.	Phipps Plaza	GA	Atlanta	100.0%		826,688	(2)
68.	Plaza Carolina	PR	Carolina (San Juan)	100.0%		1,158,121	09/30/17		1.88%	Variable	225,000	225,000
69.	Prien Lake Mall	LA	Lake Charles	100.0%		848,423	(2)
70.	Quaker Bridge Mall	NJ	Lawrenceville	50.0%		1,080,362	05/01/26		4.50%	Fixed	180,000	90,000
71.	Rockaway Townsquare	NJ	Rockaway (New York)	100.0%		1,245,741	(2)
72.	Roosevelt Field	NY	Garden City (New York)	100.0%		2,366,577	(2)
73.	Ross Park Mall	PA	Pittsburgh	100.0%		1,244,732	(2)

3Q 2016 SUPPLEMENTAL	39

PROPERTY AND DEBT INFORMATION
As of September 30, 2016

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ IN 000'S)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
74.	Santa Rosa Plaza	CA	Santa Rosa	100.0%		692,007	(2)
75.	Shops at Chestnut Hill, The	MA	Chestnut Hill (Boston)	94.4%		470,094	11/01/23		4.69%	Fixed	120,000	113,328
76.	Shops at Crystals, The	NV	Las Vegas	50.0%		262,354	07/01/26		3.74%	Fixed	550,000	275,000
77.	Shops at Mission Viejo, The	CA	Mission Viejo (Los Angeles)	51.0%		1,249,719	02/01/23		3.61%	Fixed	295,000	150,450
78.	Shops at Nanuet, The	NY	Nanuet	100.0%		757,928	(2)
79.	Shops at Riverside, The	NJ	Hackensack (New York)	100.0%		659,630	02/01/23		3.37%	Fixed	130,000	130,000
80.	Smith Haven Mall	NY	Lake Grove (New York)	25.0%	(4)	1,301,459	05/29/20	(8)	1.73%	Variable	180,000	45,000
81.	Solomon Pond Mall	MA	Marlborough (Boston)	56.4%		886,586	11/01/22		4.01%	Fixed	102,217	57,620
82.	South Hills Village	PA	Pittsburgh	100.0%		1,128,403	(2)
83.	South Shore Plaza	MA	Braintree (Boston)	100.0%		1,586,590	(2)
84.	Southdale Center	MN	Edina (Minneapolis)	100.0%		1,297,608	04/01/23		3.84%	Fixed	150,904	150,904
85.	SouthPark	NC	Charlotte	100.0%		1,676,201	(2)
86.	Southridge Mall	WI	Greendale (Milwaukee)	100.0%		1,177,776	06/06/23		3.85%	Fixed	122,272	122,272
87.	Springfield Mall (3)	PA	Springfield (Philadelphia)	50.0%		610,582	10/06/25		4.45%	Fixed	64,162	32,081
88.	Square One Mall	MA	Saugus (Boston)	56.4%		929,844	01/06/22		5.47%	Fixed	93,415	52,658
89.	St. Charles Towne Center	MD	Waldorf (Washington, DC)	100.0%		980,418	(2)
90.	St. Johns Town Center	FL	Jacksonville	50.0%		1,391,569	09/11/24		3.82%	Fixed	350,000	175,000
91.	Stanford Shopping Center	CA	Palo Alto (San Jose)	94.4%	(7)	1,348,106	(2)
92.	Stoneridge Shopping Center	CA	Pleasanton (San Francisco)	49.9%		1,299,295	09/05/26		3.50%	Fixed	330,000	164,670
93.	Summit Mall	OH	Akron	100.0%		776,821	10/01/26		3.31%	Fixed	85,000	85,000
94.	Tacoma Mall	WA	Tacoma (Seattle)	100.0%		1,313,089	(2)
95.	Tippecanoe Mall	IN	Lafayette	100.0%		862,740	(2)
96.	Town Center at Boca Raton	FL	Boca Raton (Miami)	100.0%		1,778,651	(2)
97.	Town Center at Cobb	GA	Kennesaw (Atlanta)	100.0%		1,281,435	05/01/22		4.76%	Fixed	192,678	192,678
98.	Towne East Square	KS	Wichita	100.0%		1,134,931	(2)
99.	Treasure Coast Square	FL	Jensen Beach	100.0%		876,257	(2)
100.	Tyrone Square	FL	St. Petersburg (Tampa)	100.0%		1,149,639	(2)
101.	University Park Mall	IN	Mishawaka	100.0%		918,559	(2)
102.	Walt Whitman Shops	NY	Huntington Station (New York)	100.0%		1,089,504	(2)
103.	West Town Mall	TN	Knoxville	50.0%		1,341,519	12/01/17		6.34%	Fixed	210,000	105,000
104.	Westchester, The	NY	White Plains (New York)	40.0%		800,564	05/05/20		6.00%	Fixed	340,587	136,235
105.	White Oaks Mall	IL	Springfield	80.7%		929,811	06/01/23	(8)	3.28%	Variable	51,750	41,751
106.	Wolfchase Galleria	TN	Memphis	94.5%		1,151,350	04/01/17		5.64%	Fixed	225,000	212,616
107.	Woodfield Mall	IL	Schaumburg (Chicago)	50.0%		2,150,557	03/05/24		4.50%	Fixed	425,000	212,500
108.	Woodland Hills Mall	OK	Tulsa	94.5%		1,091,383	04/05/19		7.79%	Fixed	89,311	84,371

	Total Mall Square Footage					122,317,402

	Lifestyle Centers
1.	ABQ Uptown	NM	Albuquerque	100.0%		230,026	(2)
2.	Hamilton Town Center	IN	Noblesville (Indianapolis)	50.0%		672,896	04/01/22		4.81%	Fixed	82,155	41,078
3.	Pier Park	FL	Panama City Beach	65.6%		895,943	(2)
4.	University Park Village	TX	Fort Worth	100.0%		160,080	05/01/28		3.85%	Fixed	55,000	55,000

	Total Lifestyle Centers Square Footage					1,958,945

3Q 2016 SUPPLEMENTAL	40

PROPERTY AND DEBT INFORMATION
As of September 30, 2016

						DEBT INFORMATION

				LEGAL	TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	Premium Outlets
1.	Albertville Premium Outlets	MN	Albertville (Minneapolis)	100.0%	429,061	(2)
2.	Allen Premium Outlets	TX	Allen (Dallas)	100.0%	441,800	(2)
3.	Aurora Farms Premium Outlets	OH	Aurora (Cleveland)	100.0%	285,309	(2)
4.	Birch Run Premium Outlets	MI	Birch Run (Detroit)	100.0%	680,782	02/06/26		4.21%	Fixed	123,000	123,000
5.	Calhoun Premium Outlets	GA	Calhoun	100.0%	254,257	06/01/26	(15)	4.17%	Fixed	19,395	19,395
6.	Camarillo Premium Outlets	CA	Camarillo (Los Angeles)	100.0%	675,269	(2)
7.	Carlsbad Premium Outlets	CA	Carlsbad (San Diego)	100.0%	289,412	(2)
8.	Carolina Premium Outlets	NC	Smithfield (Raleigh)	100.0%	438,852	12/01/22		3.36%	Fixed	46,607	46,607
9.	Charlotte Premium Outlets	NC	Charlotte	50.0%	398,697	11/24/19	(8)	1.98%	Variable	90,000	45,000
10.	Chicago Premium Outlets	IL	Aurora (Chicago)	100.0%	687,615	(2)
11.	Cincinnati Premium Outlets	OH	Monroe (Cincinnati)	100.0%	398,717	(2)
12.	Clinton Crossing Premium Outlets	CT	Clinton	100.0%	276,166	(2)
13.	Desert Hills Premium Outlets	CA	Cabazon (Palm Springs)	100.0%	651,433	(2)
14.	Edinburgh Premium Outlets	IN	Edinburgh (Indianapolis)	100.0%	377,734	(2)
15.	Ellenton Premium Outlets	FL	Ellenton (Tampa)	100.0%	476,531	12/01/25		4.30%	Fixed	178,000	178,000
16.	Folsom Premium Outlets	CA	Folsom (Sacramento)	100.0%	297,522	(2)
17.	Gaffney Premium Outlets	SC	Gaffney (Greenville/Charlotte)	100.0%	359,942	06/01/26	(15)	4.17%	Fixed	31,330	31,330
18.	Gilroy Premium Outlets	CA	Gilroy (San Jose)	100.0%	578,093	(2)
19.	Gloucester Premium Outlets	NJ	Blackwood (Philadelphia)	50.0%	369,657	06/19/19	(8)	1.93%	Variable	82,057	41,029
20.	Grand Prairie Premium Outlets	TX	Grand Prairie (Dallas)	100.0%	417,175	04/01/23		3.66%	Fixed	118,927	118,927
21.	Grove City Premium Outlets	PA	Grove City (Pittsburgh)	100.0%	531,219	12/01/25		4.31%	Fixed	140,000	140,000
22.	Gulfport Premium Outlets	MS	Gulfport	100.0%	300,036	12/01/25		4.35%	Fixed	50,000	50,000
23.	Hagerstown Premium Outlets	MD	Hagerstown (Baltimore/ Washington, DC)	100.0%	485,046	02/06/26		4.26%	Fixed	77,000	77,000
24.	Houston Premium Outlets	TX	Cypress (Houston)	100.0%	541,852	(2)
25.	Jackson Premium Outlets	NJ	Jackson (New York)	100.0%	285,498	(2)
26.	Jersey Shore Premium Outlets	NJ	Tinton Falls (New York)	100.0%	434,400	(2)
27.	Johnson Creek Premium Outlets	WI	Johnson Creek	100.0%	277,672	(2)
28.	Kittery Premium Outlets	ME	Kittery	100.0%	259,183	(2)
29.	Las Americas Premium Outlets	CA	San Diego	100.0%	553,978	(2)
30.	Las Vegas North Premium Outlets	NV	Las Vegas	100.0%	676,085	(2)
31.	Las Vegas South Premium Outlets	NV	Las Vegas	100.0%	535,407	(2)
32.	Lebanon Premium Outlets	TN	Lebanon (Nashville)	100.0%	227,523	(2)
33.	Lee Premium Outlets	MA	Lee	100.0%	224,833	06/01/26	(15)	4.17%	Fixed	53,709	53,709
34.	Leesburg Corner Premium Outlets	VA	Leesburg (Washington, DC)	100.0%	478,217	(2)
35.	Liberty Village Premium Outlets	NJ	Flemington (New York)	100.0%	162,214	(2)
36.	Lighthouse Place Premium Outlets	IN	Michigan City (Chicago, IL)	100.0%	454,730	(2)
37.	Merrimack Premium Outlets	NH	Merrimack	100.0%	408,996	07/01/23		3.78%	Fixed	127,121	127,121
38.	Napa Premium Outlets	CA	Napa	100.0%	179,175	(2)
39.	North Bend Premium Outlets	WA	North Bend (Seattle)	100.0%	223,560	(2)

3Q 2016 SUPPLEMENTAL	41

PROPERTY AND DEBT INFORMATION
As of September 30, 2016

						DEBT INFORMATION

				LEGAL	TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
40.	North Georgia Premium Outlets	GA	Dawsonville (Atlanta)	100.0%	540,478	(2)
41.	Orlando International Premium Outlets	FL	Orlando	100.0%	773,605	(2)
42.	Orlando Vineland Premium Outlets	FL	Orlando	100.0%	656,906	(2)
43.	Osage Beach Premium Outlets	MO	Osage Beach	100.0%	390,127	(2)
44.	Petaluma Village Premium Outlets	CA	Petaluma (San Francisco)	100.0%	201,781	(2)
45.	Philadelphia Premium Outlets	PA	Limerick (Philadelphia)	100.0%	549,155	(2)
46.	Phoenix Premium Outlets	AZ	Chandler (Phoenix)	100.0%	356,498	(2)
47.	Pismo Beach Premium Outlets	CA	Pismo Beach	100.0%	147,416	09/01/26	(17)	3.33%	Fixed	37,000	37,000
48.	Pleasant Prairie Premium Outlets	WI	Pleasant Prairie (Chicago, IL/ Milwaukee)	100.0%	402,690	(2)
49.	Puerto Rico Premium Outlets	PR	Barceloneta	100.0%	349,968	09/30/17		1.88%	Variable	125,000	125,000
50.	Queenstown Premium Outlets	MD	Queenstown (Baltimore)	100.0%	289,570	09/01/26	(17)	3.33%	Fixed	65,000	65,000
51.	Rio Grande Valley Premium Outlets	TX	Mercedes (McAllen)	100.0%	604,105	(2)
52.	Round Rock Premium Outlets	TX	Round Rock (Austin)	100.0%	488,662	(2)
53.	San Francisco Premium Outlets	CA	Livermore (San Francisco)	100.0%	696,970	(2)
54.	San Marcos Premium Outlets	TX	San Marcos (Austin/ San Antonio)	100.0%	732,704	(2)
55.	Seattle Premium Outlets	WA	Tulalip (Seattle)	100.0%	554,822	(2)
56.	Silver Sands Premium Outlets	FL	Destin	50.0%	451,194	06/01/22		3.93%	Fixed	100,000	50,000
57.	St. Augustine Premium Outlets	FL	St. Augustine (Jacksonville)	100.0%	327,592	(2)
58.	St. Louis Premium Outlets	MO	St. Louis (Chesterfield)	60.0%	351,513	10/06/24		4.06%	Fixed	95,000	57,000
59.	Tampa Premium Outlets	FL	Lutz (Tampa)	100.0%	441,246	(2)
60.	Tanger Outlets - Columbus	OH	Sunbury (Columbus)	50.0%	355,303	(2)
61.	Tanger Outlets - Galveston/Houston(3)	TX	Texas City	50.0%	352,705	07/01/18	(8)	2.03%	Variable	65,000	32,500
62.	The Crossings Premium Outlets	PA	Tannersville	100.0%	411,605	12/01/22		3.41%	Fixed	113,194	113,194
63.	Tucson Premium Outlets	AZ	Marana (Tucson)	100.0%	363,432	(2)
64.	Twin Cities Premium Outlets	MN	Eagan	35.0%	408,936	11/06/24		4.32%	Fixed	115,000	40,250
65.	Vacaville Premium Outlets	CA	Vacaville	100.0%	440,118	(2)
66.	Waikele Premium Outlets	HI	Waipahu (Honolulu)	100.0%	219,139	(2)
67.	Waterloo Premium Outlets	NY	Waterloo	100.0%	417,823	(2)
68.	Williamsburg Premium Outlets	VA	Williamsburg	100.0%	522,237	02/06/26		4.23%	Fixed	185,000	185,000
69.	Woodburn Premium Outlets	OR	Woodburn (Portland)	100.0%	389,743	(2)
70.	Woodbury Common Premium Outlets	NY	Central Valley (New York)	100.0%	875,069	(2)
71.	Wrentham Village Premium Outlets	MA	Wrentham (Boston)	100.0%	660,093	(2)

	Total U.S. Premium Outlet Square Footage				30,746,853

3Q 2016 SUPPLEMENTAL	42

PROPERTY AND DEBT INFORMATION
As of September 30, 2016

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY	INTEREST		INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE	RATE (1)	TYPE	TOTAL	OUR SHARE
	The Mills
1.	Arizona Mills	AZ	Tempe (Phoenix)	100.0%		1,238,285	07/01/20	5.76%	Fixed	159,686	159,686
2.	Arundel Mills	MD	Hanover (Baltimore)	59.3%		1,663,093	02/06/24	4.29%	Fixed	385,000	228,113
3.	Colorado Mills	CO	Lakewood (Denver)	37.5%		1,411,628	11/01/24	4.28%	Fixed	136,000	51,000
							07/01/21	5.04%	Fixed	27,100	10,162
4.	Concord Mills	NC	Concord (Charlotte)	59.3%		1,346,910	11/01/22	3.84%	Fixed	235,000	139,261
5.	Grapevine Mills	TX	Grapevine (Dallas)	59.3%		1,781,387	10/01/24	3.83%	Fixed	268,000	158,817
6.	Great Mall	CA	Milpitas (San Jose)	100.0%		1,366,122	(2)
7.	Gurnee Mills	IL	Gurnee (Chicago)	100.0%		1,935,954	10/01/26	3.99%	Fixed	275,000	275,000
8.	Katy Mills	TX	Katy (Houston)	62.5%	(4)	1,789,925	12/06/22	3.49%	Fixed	140,000	35,000
9.	Mills at Jersey Gardens, The	NJ	Elizabeth	100.0%		1,304,126	11/01/20	3.83%	Fixed	350,000	350,000
10.	Ontario Mills	CA	Ontario (Riverside)	50.0%		1,432,711	03/05/22	4.25%	Fixed	321,360	160,680
11.	Opry Mills	TN	Nashville	100.0%		1,168,354	07/01/26	4.09%	Fixed	375,000	375,000
12.	Outlets at Orange, The	CA	Orange (Los Angeles)	50.0%		806,029	04/01/24	4.22%	Fixed	215,000	107,500
13.	Potomac Mills	VA	Woodbridge (Washington, DC)	100.0%		1,540,161	07/11/17	5.83%	Fixed	410,000	410,000
14.	Sawgrass Mills	FL	Sunrise (Miami)	100.0%		2,261,733	(2)

	Total The Mills Square Footage					21,046,418

	Other Properties
	Circle Centre, Florida Keys Outlet Center, Liberty Tree Mall, Philadelphia Mills							(21)		550,838	206,602
	Sugarloaf Mills, Lincoln Plaza, and Outlet Marketplace

	Total Other Properties Square Footage					5,168,086

	TOTAL U.S. SQUARE FOOTAGE (11)(24)					181,237,704

3Q 2016 SUPPLEMENTAL	43

PROPERTY AND DEBT INFORMATION
As of September 30, 2016

						DEBT INFORMATION

				LEGAL	TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	International Properties
	AUSTRIA
1.	Parndorf Designer Outlet Phases 3 & 4	Vienna		90.0%	118,000	05/20/22	(20)	1.95%	Fixed	103,220	92,898

	Subtotal Austria Square Footage				118,000
	CANADA
2.	Premium Outlets Montréal	Montréal (Quebec)		50.0%	365,500	09/10/17	(23)	2.18%	Variable	82,644	41,322
3.	Toronto Premium Outlets	Toronto (Ontario)		50.0%	358,400	06/01/22	(23)	3.11%	Fixed	129,250	64,625
4.	Vancouver Designer Outlet	Vancouver (British Columbia)		45.0%	242,000	06/19/18	(8)(14)	2.73%	Variable	78,339	35,252

	Subtotal Canada Square Footage				965,900
	GERMANY
5.	Ochtrup Designer Outlet	Ochtrup		70.5%	191,500	06/30/21	(20)	2.49%	Fixed	49,288	34,748

	Subtotal Germany Square Footage				191,500
	ITALY
6.	La Reggia Designer Outlet Phases 1 & 2	Marcianise (Naples)		90.0%	288,000	03/31/27	(20)	1.15%	Variable	62,644	56,379
7.	Noventa Di Piave Designer Outlet Phases 1, 2 & 3	Venice		90.0%	280,000	06/30/20	(20)	2.00%	Variable	89,756	80,781

	Subtotal Italy Square Footage				568,000
	JAPAN
8.	Ami Premium Outlets	Ami (Tokyo)		40.0%	315,000	09/25/23	(25)	1.81%	Fixed	70,698	28,279
9.	Gotemba Premium Outlets	Gotemba City (Tokyo)		40.0%	481,500	02/28/18	(25)	0.25%	Variable	7,781	3,112
10.	Kobe-Sanda Premium Outlets	Kobe (Osaka)		40.0%	441,000	01/31/20	(25)	0.33%	Variable	35,515	14,206
11.	Rinku Premium Outlets	Izumisano (Osaka)		40.0%	416,500	07/31/17	(25)	0.28%	Variable	11,858	4,743
12.	Sano Premium Outlets	Sano (Tokyo)		40.0%	390,800	05/31/18	(25)	0.36%	Variable	3,360	1,344
13.	Sendai-Izumi Premium Outlets	Izumi Park Town (Sendai)		40.0%	164,200	10/31/18	(25)	0.30%	Variable	9,388	3,755
14.	Shisui Premium Outlets	Shisui (Chiba)		40.0%	365,900	05/31/18	(25)	0.25%	Variable	38,736	15,495
						05/29/22	(25)	0.38%	Fixed	49,408	19,763
15.	Toki Premium Outlets	Toki (Nagoya)		40.0%	367,700	05/31/20	(25)	0.80%	Variable	6,149	2,459
						11/30/19	(25)	0.38%	Fixed	29,645	11,858
16.	Tosu Premium Outlets	Fukuoka (Kyushu)		40.0%	290,400	07/31/21	(25)	0.32%	Variable	16,107	6,443

	Subtotal Japan Square Footage				3,233,000

3Q 2016 SUPPLEMENTAL	44

PROPERTY AND DEBT INFORMATION
As of September 30, 2016

						DEBT INFORMATION

				LEGAL	TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	KOREA
17.	Busan Premium Outlets	Busan		50.0%	360,200	06/20/22	(26)	4.87%	Fixed	73,255	36,628
						02/13/17	(26)	3.34%	Variable	33,133	16,566
18.	Paju Premium Outlets	Paju (Seoul)		50.0%	442,900	03/27/20	(26)	4.12%	Fixed	73,891	36,945
19.	Yeoju Premium Outlets	Yeoju (Seoul)		50.0%	551,600	09/06/20	(26)	4.69%	Fixed	78,342	39,169

	Subtotal South Korea Square Footage				1,354,700
	MALAYSIA
20.	Johor Premium Outlets	Johor (Singapore)		50.0%	264,400	10/14/20	(27)	4.96%	Variable	13,428	6,714

	Subtotal Malaysia Square Footage				264,400
	MEXICO
21.	Premium Outlets Punta Norte	Mexico City		50.0%	333,000	(2)

	Subtotal Mexico Square Footage				333,000
	NETHERLANDS
22.	Roermond Designer Outlet Phases 2 & 3	Roermond		90.0%	173,000	12/01/21	(20)	1.86%	Fixed	258,051	232,246

	Subtotal Netherlands Square Footage				173,000
	UNITED KINGDOM
23.	Ashford Designer Outlet	Kent		45.0%	183,000	10/31/16	(5)	2.78%	Variable	51,853	23,334

	Subtotal United Kingdom Square Footage				183,000

	TOTAL INTERNATIONAL SQUARE FOOTAGE (11)(28)				7,384,500

	TOTAL SQUARE FOOTAGE				188,622,204

	Other Secured Indebtedness:					(13)				344,110	178,387

	TOTAL SECURED INDEBTEDNESS										$13,135,261	(29)

	Our Share of Consolidated Mortgage Debt										$6,426,005

	Our Share of Joint Venture Mortgage Debt										$6,709,256

3Q 2016 SUPPLEMENTAL	45

PROPERTY AND DEBT INFORMATION
As of September 30, 2016

	DEBT INFORMATION

UNSECURED INDEBTEDNESS:	MATURITY DATE		INTEREST RATE (1)	TYPE	INDEBTEDNESS ($ IN 000'S) TOTAL
Global Commercial Paper - Euro	10/24/16	(12)	–0.25%	Fixed	84,147
Global Commercial Paper - USD	12/22/16	(12)	0.53%	Fixed	898,550
Simon Property Group, LP (Sr. Notes)	01/30/17	(30)	2.80%	Fixed	500,000
Simon Property Group, LP (Sr. Notes)	03/01/17		5.88%	Fixed	207,453
Simon Property Group, LP (Sr. Notes)	09/15/17		2.15%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	02/01/18		1.50%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	02/01/19		2.20%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	04/01/19		10.35%	Fixed	650,000
Revolving Credit Facility - Yen Currency	06/30/19	(8)(19)	0.80%	Variable	220,012
Simon Property Group, LP (Sr. Notes)	02/01/20		5.65%	Fixed	1,250,000
Supplemental Credit Facility - USD Currency	06/30/20	(8)	1.33%	Variable	415,000
Simon Property Group, LP (Sr. Notes)	09/01/20		2.50%	Fixed	500,000
Simon Property Group, LP (Euro Sr. Notes)	10/02/20	(22)	2.38%	Fixed	841,468
Simon Property Group, LP (Sr. Notes)	03/01/21		4.38%	Fixed	900,000
Simon Property Group, LP (Sr. Notes)	07/15/21		2.50%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	12/01/21		4.13%	Fixed	700,000
Simon Property Group, LP (Sr. Notes)	03/15/22		3.38%	Fixed	600,000
Simon Property Group, LP (Euro Sr. Notes)	11/18/22	(16)	1.38%	Fixed	841,468
Simon Property Group, LP (Sr. Notes)	02/01/23		2.75%	Fixed	500,000
Simon Property Group, LP (Sr. Notes)	02/01/24		3.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	10/01/24		3.38%	Fixed	900,000
Simon Property Group, LP (Euro Sr. Notes)	05/13/25	(9)	1.25%	Fixed	560,978
Simon Property Group, LP (Sr. Notes)	09/01/25		3.50%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	01/15/26		3.30%	Fixed	800,000
Simon Property Group, LP (Sr. Notes)	02/01/40		6.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	03/15/42		4.75%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	10/01/44		4.25%	Fixed	400,000

Total Unsecured Indebtedness					$16,619,076	(18)

3Q 2016 SUPPLEMENTAL	46

PROPERTY AND DEBT INFORMATION
As of September 30, 2016

FOOTNOTES:

(1)
Variable rate debt interest rates are based on the following base rates as of September 30, 2016: 1M LIBOR at .53%; 1M EUR LIBOR at -.38%; 1M EURIBOR at -.37%; 3M EURIBOR at -.30%; 6M EURIBOR at -.20%; 1M YEN LIBOR at -.05%; 6M YEN LIBOR at .00%; 1M CDOR at .88%; KLIBOR at 3.13% and 91 Day Korean CD rate at 1.34%.
(2)
Unencumbered asset.
(3)
This property is managed by a third party.
(4)
The Operating Partnership's direct and indirect interests in some joint venture properties are subject to preferences on distributions and/or capital allocation in favor of other partners or the Operating Partnership.
(5)
Amount shown in USD Equivalent; GBP equivalent is 40.0 million.
(6)
Mortgage was repaid on October 3, 2016.
(7)
The Operating Partnership receives substantially all the economic benefit of the property due to a preference or advance.
(8)
Includes applicable extensions available at our option.
(9)
Amount shown in USD equivalent; Euro equivalent is 500.0 million.
(10)
The Operating Partnership owns a mortgage note that encumbers Pheasant Lane Mall that entitles it to 100% of the economics of this property.
(11)
Does not include any other spaces in joint ventures which are not listed above.
(12)
Reflects the latest maturity date and weighted average interest rate of all outstanding tranches of commercial paper at September 30, 2016.
(13)
Consists of eight loans with interest rates ranging from 2.13% to 6.53% and maturities between 2017 and 2035.
(14)
Amount shown in USD Equivalent; CAD equivalent is 103.0 million.
(15)
These three properties are secured by cross-collateralized and cross-defaulted mortgages.
(16)
Amount shown in USD equivalent; Euro equivalent is 750.0 million.
(17)
These two properties are secured by cross-collateralized and cross-defaulted mortgages.
(18)
Also represents our share of Total Unsecured Indebtedness.
(19)
Amounts shown in USD Equivalent. Balance includes borrowings on multi-currency tranche of Yen 22.3 billion.
(20)
Amount shown in USD Equivalent; Euro equivalent is 501.8 million.
(21)
Consists of five encumbered properties with interest rates ranging from 3.37% to 7.32% and maturities between 2018 and 2025, of which two properties are held within TMLP.
(22)
Amount shown in USD Equivalent; Euro equivalent is 750.0 million.
(23)
Amounts shown in USD Equivalent; CAD equivalent is 278.7 million.
(24)
Includes office space of 1,853,863 square feet including the following centers with more than 20,000 square feet of office space:

Circle Centre - 129,944 sq. ft.	Menlo Park Mall - 74,440 sq. ft.
Copley Place - 889,295 sq. ft.	Oxford Valley Mall - 134,536 sq. ft.
Domain, The - 156,240 sq. ft.	Plaza Carolina - 27,398 sq. ft.
Fashion Centre at Pentagon City - 169,089 sq. ft.	Southdale Center - 20,393 sq. ft.
Firewheel Town Center - 74,172 sq. ft.	Stanford Shopping Center - 39,474 sq. ft.
(25)
Amounts shown in USD Equivalent; Yen equivalent is 28.2 billion.
(26)
Amounts shown in USD Equivalent; Won equivalent is 324.9 billion.
(27)
Amounts shown in USD Equivalent; Ringgit equivalent is 55.5 million.
(28)
Does not include Klépierre.
(29)
Our share of total indebtedness includes a pro rata share of the mortgage debt on joint venture properties, including TMLP. To the extent total indebtedness is secured by a property, it is non-recourse to us, with the exception of approximately $376.2 million of payment guarantees provided by the Operating Partnership (of which $76.5 million is recoverable from our venture partner under the partnership agreement).
(30)
Notes have been called for redemption at par on November 1, 2016.

3Q 2016 SUPPLEMENTAL	47

NON-GAAP PRO-RATA FINANCIAL INFORMATION

The following pro-rata financial information is not, and is not intended to be, a presentation in accordance with GAAP. The non-GAAP pro-rata financial information aggregates our proportionate economic ownership of each asset in our property portfolio that we do not wholly own. The amounts in the column labeled "Our Share of Joint Ventures" were derived on a property-by-property or entity-by-entity basis by applying to each line item the ownership percentage interest used to arrive at our share of the net operations for the period consistent with the application of the equity method of accounting to each of our unconsolidated joint ventures. A similar calculation was performed for the amounts in the column labeled "Noncontrolling Interests," which represents the share of consolidated assets and net income or loss attributable to any noncontrolling interest.

We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on their respective legal ownership percentages.

We provide pro-rata financial information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company's reported results under GAAP. The presentation of pro-rata financial information has limitations as an analytical tool. Some of these limitations include:

•
The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and

•
Other companies in our industry may calculate their pro-rata interest differently than we do, limiting the usefulness as a comparative measure.

Because of these limitations, the pro-rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using the pro-rata financial information only supplementally.

3Q 2016 SUPPLEMENTAL	48

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)

	FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2016		FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2015

	NONCONTROLLING INTERESTS (1)	OUR SHARE OF JOINT VENTURES	NONCONTROLLING INTERESTS (1)	OUR SHARE OF JOINT VENTURES
REVENUE:
Minimum rent	$(6,628)	$212,953	$(3,330)	$212,249
Overage rent	(36)	19,631	(31)	18,906
Tenant reimbursements	(2,791)	104,963	(1,969)	94,111
Management fees and other revenues	–	–	–	–
Other income	(265)	26,167	(301)	26,238

Total revenue	(9,720)	363,714	(5,631)	351,504

EXPENSES:
Property operating	(1,625)	61,067	(983)	59,086
Depreciation and amortization	(2,984)	95,037	(895)	93,680
Real estate taxes	(506)	28,857	(573)	26,638
Repairs and maintenance	(267)	8,208	(160)	7,242
Advertising and promotion	(706)	8,997	(94)	9,448
Provision for credit losses	(15)	(170)	34	(269)
Home and regional office costs	–	–	–	–
General and administrative	–	–	–	–
Other	(1,258)	19,797	(952)	17,500

Total operating expenses	(7,361)	221,793	(3,623)	213,325

OPERATING INCOME	(2,359)	141,921	(2,008)	138,179
Interest expense	1,581	(68,911)	1,169	(66,611)
Income and other taxes	–	–	–	–
Income from unconsolidated entities	(184)	(73,010)	–	(71,568)
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net	(4,399)	–	–	–

CONSOLIDATED NET INCOME	(5,361)	–	(839)	–
Net income attributable to noncontrolling interests	(5,361)	–	(839)	–
Preferred dividends	–	–	–	–

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$–	$–	$–	$–

(1)
Represents our venture partners' share of operations from consolidated properties.

3Q 2016 SUPPLEMENTAL	49

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)

	FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016		FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015

	NONCONTROLLING INTERESTS (1)	OUR SHARE OF JOINT VENTURES	NONCONTROLLING INTERESTS (1)	OUR SHARE OF JOINT VENTURES
REVENUE:
Minimum rent	$(16,339)	$634,721	$(9,938)	$634,125
Overage rent	(95)	60,914	(111)	58,472
Tenant reimbursements	(7,425)	303,597	(5,963)	278,965
Management fees and other revenues	–	–	–	–
Other income	(702)	79,737	(592)	81,597

Total revenue	(24,561)	1,078,969	(16,604)	1,053,159

EXPENSES:
Property operating	(3,957)	175,306	(2,898)	176,568
Depreciation and amortization	(7,121)	276,765	(2,726)	288,510
Real estate taxes	(1,647)	85,016	(1,718)	80,488
Repairs and maintenance	(728)	25,939	(560)	25,058
Advertising and promotion	(1,194)	30,041	(278)	25,291
Provision for credit losses	(83)	2,455	28	1,224
Home and regional office costs	–	–	–	–
General and administrative	–	–	–	–
Other	(3,346)	57,956	(2,809)	55,667

Total operating expenses	(18,076)	653,478	(10,961)	652,806

OPERATING INCOME	(6,485)	425,491	(5,643)	400,353
Interest expense	4,281	(203,310)	3,505	(203,285)
Income and other taxes	–	–	–	–
Income from unconsolidated entities	(52)	(222,181)	–	(197,068)
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net	(4,399)	–	–	–

CONSOLIDATED NET INCOME	(6,655)	–	(2,138)	–
Net income attributable to noncontrolling interests	(6,655)	–	(2,138)	–
Preferred dividends	–	–	–	–

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$–	$–	$–	$–

(1)
Represents our venture partners' share of operations from consolidated properties.

3Q 2016 SUPPLEMENTAL	50

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)

	AS OF SEPTEMBER 30, 2016		AS OF SEPTEMBER 30, 2015

	NONCONTROLLING INTERESTS	OUR SHARE OF JOINT VENTURES	NONCONTROLLING INTERESTS	OUR SHARE OF JOINT VENTURES
ASSETS:
Investment properties, at cost	$(346,001)	$10,368,200	$(127,095)	$10,332,065
Less - accumulated depreciation	(63,344)	2,789,486	(56,251)	2,659,696

	(282,657)	7,578,714	(70,844)	7,672,369
Cash and cash equivalents	(8,406)	359,506	(2,763)	406,227
Tenant receivables and accrued revenue, net	(5,380)	159,197	(2,003)	158,972
Investment in unconsolidated entities, at equity	(19,134)	(2,420,420)	–	(2,480,603)
Investment in Klépierre, at equity	–	–	–	–
Deferred costs and other assets	(29,596)	193,062	(7,439)	303,054

Total assets	$(345,173)	$5,870,059	$(83,049)	$6,060,019

LIABILITIES:
Mortgages and unsecured indebtedness	$(141,722)	$6,681,764	$(78,898)	$6,707,058
Accounts payable, accrued expenses, intangibles, and deferred revenues	(7,074)	406,014	(4,101)	539,833
Cash distributions and losses in partnerships and joint ventures, at equity	–	(1,369,842)	–	(1,364,943)
Other liabilities	(58,280)	152,123	(238)	178,071

Total liabilities	(207,076)	5,870,059	(83,237)	6,060,019

Commitments and contingencies
Limited partners' preferred interest in the Operating Partnership	(133,813)	–	–	–
EQUITY:
Stockholders' equity
Capital stock
Series J 8 3/8% cumulative redeemable preferred stock	–	–	–	–
Common stock, $.0001 par value	–	–	–	–
Class B common stock, $.0001 par value	–	–	–	–
Capital in excess of par value	–	–	–	–
Accumulated deficit	–	–	–	–
Accumulated other comprehensive income (loss)	–	–	–	–
Common stock held in treasury at cost	–	–	–	–

Total stockholders' equity	–	–	–	–
Noncontrolling interests	(4,284)	–	188	–

Total equity	(4,284)	–	188	–

Total liabilities and equity	$(345,173)	$5,870,059	$(83,049)	$6,060,019

3Q 2016 SUPPLEMENTAL	51